Exhibit 2(a)

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG


                                   BACOU S.A.

                                       AND

              FRANCIS BEREND, PIERRE ALAIN BEREND, PHILIPPE BEREND,
               PASCAL BEREND AND THE OTHER SELLERS PARTIES HERETO


                           With Respect to All of the
                          Outstanding Capital Stock of


                           COMASEC INTERNATIONAL S.A.


                           Dated as of April 14, 1997

                                TABLE OF CONTENTS



ARTICLE I  DEFINITIONS........................................................1

1.1 DEFINITIONS...............................................................1

ARTICLE II CLOSING............................................................9

2.1 TIME AND PLACE OF CLOSING.................................................9

2.2 PURCHASE AND SALE OF SHARES...............................................9

2.3 CLOSING..................................................................10

2.4 EFFECTIVE DATE BALANCE SHEET AND SPECIAL REPORT..........................11

2.5 POST-CLOSING ADJUSTMENT OF ESTIMATED PURCHASE PRICE......................12

2.6 JOINT AND SEVERAL........................................................13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS..................13

3.1 ORGANIZATION.............................................................13

3.2 AUTHORIZED CAPITALIZATION; OUTSTANDING STOCK.............................14

3.3 SUBSIDIARIES.............................................................14

3.4 AUTHORITY; BINDING EFFECT................................................14

3.5 NON-CONTRAVENTION........................................................14

3.6 FINANCIAL STATEMENTS.....................................................15

3.7 INTERIM CHANGES..........................................................15

3.8 OWNED AND LEASED PROPERTY................................................16

3.9 ENVIRONMENTAL MATTERS....................................................17

3.10 INTELLECTUAL PROPERTY RIGHTS............................................18

3.11 LITIGATION..............................................................19

3.12 TAX MATTERS.............................................................20

3.13 COMPLIANCE WITH APPLICABLE LAW..........................................22

3.14 CONTRACTS...............................................................22

3.15 EMPLOYEE BENEFIT PLANS..................................................22

3.16 [INTENTIONALLY OMITTED].................................................25

3.17 INSURANCE...............................................................24

3.18 LABOR RELATIONS.........................................................25

3.19 LOCATION OF OFF SITE ASSETS.............................................26

3.20 INVENTORY...............................................................26

3.21 ACCOUNTS RECEIVABLE.....................................................26

3.22 AGENTS..................................................................27

3.23 WARRANTY AND PRODUCT LIABILITY CLAIMS...................................27

3.24 NO BROKERS..............................................................27

3.25 NO OTHER AGREEMENTS TO SELL.............................................27

3.26 DISCLOSURE..............................................................28

3.27 [INTENTIONALLY OMITTED].................................................28

3.28 COPIES OF DOCUMENTS.....................................................28

3.29 INTERCOMPANY ACCOUNTS...................................................28

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER...........................28

4.1 ORGANIZATION.............................................................29

4.2 AUTHORITY................................................................28

4.3 NON-CONTRAVENTION........................................................28

ARTICLE V FURTHER AGREEMENTS OF THE PARTIES..................................29

5.1 CONDUCT OF BUSINESS PRIOR TO CLOSING.....................................29

5.2 MAINTENANCE OF CORPORATE EXISTENCE.......................................32

5.3 FILINGS; OTHER ACTION....................................................32

5.4 ACCESS TO INFORMATION....................................................32

5.5 PUBLICITY................................................................32

5.6 BANK ACCOUNTS............................................................32

5.7 NO SOLICITATION OF TRANSACTIONS...........................................33

5.8 TAXES AND FEES............................................................34

5.9 COOPERATION...............................................................33

5.10 ACCESS TO BOOKS AND RECORDS..............................................34

5.11 DELIVERY OF US GAAP FINANCIALS...........................................34

5.12 SELLERS' REPRESENTATIVE..................................................35

5.13 INCOMPLETE SCHEDULES.....................................................34

5.14 CONVERTIBLE BONDS........................................................34

5.15 SCHEDULE DISCLOSURES; ABILITY TO UPDATE..................................34

5.16 INSURANCE COVERAGE.......................................................35

5.17 TRANSFER OF SHARES TO A SELLER...........................................36

5.18 COMASEC NAME.............................................................35

5.19 COLLECTION OF RECEIVABLES................................................35

5.20 SALE OF INVENTORY........................................................37

5.21 NET FINANCIAL INDEBTEDNESS...............................................36

5.22 JOINT AND SEVERAL........................................................36

5.23 SELLERS' CONFIDENTIALITY.................................................37

5.24 BUYER'S CONFIDENTIALITY..................................................38

ARTICLE VI CONDITIONS TO CLOSING..............................................38

6.1 CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS.................................38

6.2 CONDITIONS TO OBLIGATIONS OF BUYER........................................39

ARTICLE VII DIVESTITURES......................................................43

7.1 DIVESTED GLOVE SUBSIDIARIES...............................................43

7.2 DIVESTED INTERSPIRO SUBSIDIARIES..........................................44

7.3 INTERCOMPANY INDEBTEDNESS.................................................45

7.4 PROCEEDS OF DIVESTITURE...................................................45

ARTICLE VIII INDEMNIFICATION..................................................45

8.1 INDEMNIFICATION...........................................................45

ARTICLE IX TERMINATION........................................................49

9.1 TERMINATION...............................................................49

9.2 SPECIFIC PERFORMANCE......................................................49

ARTICLE X GENERAL.............................................................49

10.1 AMENDMENT AND WAIVER.....................................................49

10.2 NOTICES..................................................................50

10.3 COUNTERPARTS.............................................................51

10.4 PARTIES IN INTEREST......................................................51

10.5 ENTIRE AGREEMENT.........................................................52

10.6 APPLICABLE LAW...........................................................52

10.7 HEADINGS.................................................................52

10.8 THIRD PARTIES............................................................52

10.9 SEVERABILITY.............................................................52

10.10 SURVIVAL OF REPRESENTATIONS ETC.........................................52

10.11 DISPUTE RESOLUTION......................................................53

10.12 HEREOF, HEREIN, ETC.....................................................54

10.13 COMPUTATION OF TIME PERIODS.............................................54

10.14 ACCOUNTING TERMS........................................................54



                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedule 1          List of Shareholders

Schedule1-A         List of Sellers other than the Shareholders (to be completed prior to Closing).

Schedule2.3(b)(i)-  A Sellers'  Ownership  Percentages and Account Numbers (to
                    be completed prior to Closing).

Schedule 3          Divested Subsidiaries.

Schedule 3.1        Purchased Subsidiaries.

Schedule 3.2        Authorized Capitalization; Outstanding Stock at Signing.

Schedule 3.2-A      Authorized  Capitalization;   Outstanding  Stock;  Ownership
                    Percentage at closing (to be completed prior to Closing).

Schedule 3.5        Non-Contravention.

Schedule 3.6        Financial Statements.

Schedule 3.6(a)     Carve-out Methodology.

Schedule 3.6(b)     Accounting Principles.

Schedule 3.6(c)     Form for PW Special Purpose Report.

Schedule 3.7        Interim Changes.

Schedule 3.8(b)     Leased Real Property and Tangible Personal Property.

Schedule 3.8(d)     Owned Real Property.

Schedule 3.9        Environmental Matters.

Schedule 3.10(a)    Intellectual Property Rights.

Schedule 3.10(c)    Intellectual Property Rights.

Schedule 3.10(e)    Intellectual Property Rights.

Schedule 3.11       Litigation.

Schedule 3.12(a)    Contested Tax Matters.

Schedule 3.12(b)    Tax   Actions,   Suits,   Proceedings,    Audits   and
                    Investigations.

Schedule 3.13       Compliance with Applicable Law.

Schedule 3.14       Contracts.

Schedule 3.15       Employee Benefit Plans.

Schedule 3.17       Insurance.

Schedule 3.18(a)    Employee loans.

Schedule 3.18(b)    Outstanding  Bonuses,  Vacation  Pay,  Severance Pay or Back
                    Wages.

Schedule 3.18(c)    Employees.

Schedule 3.19       Location of Off Site Assets.

Schedule 3.20       Inventory.

Schedule 3.21       Accounts Receivable.

Schedule 3.22       Agents.

Schedule 3.23(a)    Warranties and guarantees.

Schedule 3.23(b)    Accidents.

Schedule 3.29       Intercompany Accounts.

Schedule 4.         Interspiro Group.

Schedule 5.1(xiii)  Settled or Compromised Claims or Liabilities.

Schedule 5.1(xv)    Capital Expenditures.

Schedule 5.13       Incomplete Schedules and Exhibits.

Schedule 6.2(e)     Organizational Documents.

Schedule 6.2(f)     Certificates of Good Standing.

Schedule 7.1        Divestiture of Glove Subsidiaries.

Schedule 7.2        Divestiture of Interspiro Subsidiaries

Exhibit A           Form of Opinion of Cleary, Gottlieb, Steen & Hamilton.

Exhibit B           Form of Opinion of Hughes, Hubbard & Reed.

Exhibit C           [Intentionally Omitted]

Exhibit D           Form of Bank Guarantee.

Exhibit D-1         Form of Purchase Price Bank Guarantee

Exhibit E           Form of Operating Agreements.

Exhibit F           Form of Lazard Letter.

     This Stock Purchase Agreement is made and entered into as of the 28th day of March, 1997 by and among Bacou S.A., a French societe anonyme ("Buyer"), each of the individuals identified on Schedule 1 attached hereto and made a part hereof (collectively, the "Shareholders" and individually, a "Shareholder") and each Person who shall be identified on Schedule 1-A to be attached hereto and made a part hereof on or before the Closing (together with the Shareholders, collectively the "Sellers" and each a "Seller") (as amended, modified or supplemented, in each case from time to time and whether in whole or in part, this "Agreement").

                                   WITNESSETH:

     WHEREAS, the authorized capital stock of Comasec International S.A., a French societe anonyme (the "Company"), consists of 40,000 authorized shares of common stock, of which 40,000 of such shares are issued and outstanding as of the date hereof, it being agreed there will be 45,000 such shares authorized, issued and outstanding as of the Closing (the "Shares");

     WHEREAS, on the date of this Agreement the Shares are owned beneficially and of record as set forth on Schedule 3.2 attached hereto and made a part hereof; and

     WHEREAS, as of the Closing the Shares shall be owned beneficially and of record by the Sellers in the amounts set forth on Schedule 3.2-A to be attached hereto and made a part hereof on or before the Closing;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the meanings set forth below (references to the plural include the singular and to the singular include the plural):

     "Affiliate" means, as to any Person (the "First Person") (i) any other Person that, directly or indirectly, controls, is under common control with or is controlled by, the First Person, and (ii) any director, officer, shareholder or employee of the First Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Bacou USA" means Bacou USA, Inc., a Delaware corporation.

     "Bank Guarantee" means the four year First Demand Bank Guarantee in an initial amount equal to FF 25,000,000 issued by a Paris branch of a bank having a Standard & Poors rating of at least one A to be delivered by Shareholders to Buyer at the Closing, substantially in the form of Exhibit D.

     "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks are required or permitted to close by law in France.

     "Buyer  Indemnitee"  and "Buyer  Indemnitees"  has the meaning set forth in
Section 8.1(a).

     "CERCLA"  has the meaning  set forth in the  definition  of  "Environmental
Laws".

     "Charter" means the certificate or articles of incorporation, partnership agreement or other organizational document of any Person, each as amended or modified.

     "Cleanup" means all actions required to: (i) clean up, remove, treat or remediate Hazardous Substances in the Environment; (ii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare of the Environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or rededication or potential cleanup, removal, treatment or remediation of Hazardous Substances in the Environment, in each case to the extent required by applicable Environmental Laws.

     "Closing" has the meaning set forth in Section 2.1.

     "Closing Material Adverse Effect" means any effect or series of effects that would reasonably be likely to have, in the aggregate and in the sole reasonable discretion of Buyer, a negative financial impact during the twenty-four month period ending on December 31, 1998 of at least either (i) FF 5,000,000 on the gross profit of the Combined Group taken as a whole, or (ii) FF 2,000,000 on the net profits of the Combined Group taken as a whole.

     "Code" means the US Internal Revenue Code of 1986, as amended.

     "Combined Group" means the Company and the Purchased Subsidiaries.

     "Company" has the meaning set forth in the recitals to this Agreement.

     "Contract" means (a) each written employment agreement to which the Company or any Purchased Subsidiary is a party and any other agreement to which the Company or any Purchased Subsidiary is a party that is related to severance or change in control benefits, immediate or deferred compensation, bonuses, pensions, retirement payments, profit sharing, stock bonuses, equity opportunities, insurance, hospitalization, medical expenses, death benefits or any similar employee benefits applicable to employees or categories of employees of the Company or any Purchased Subsidiary; (b) each capital investment contract to which the Company or any Purchased Subsidiary is a party requiring payment over the remainder of the term in excess of FF 100,000; (c) each agreement, document or instrument to which the Company or any Purchased Subsidiary is a party relating to the borrowing of money by the Company or a Purchased Subsidiary; (d) each guarantee issued by or for the benefit of the Company or any Purchased Subsidiary; (e) each mortgage, security agreement or other collateral arrangement securing indebtedness of the Company or any Purchased
Subsidiary to any Person; (f) each contract to which the Company or any Purchased Subsidiary is a party with a supplier not terminable within 90 days and requiring annual payments or payments over the remainder of its term in excess of FF 200,000; (g) each written or verbal contract to which the Company or any Purchased Subsidiary is a party with a customer involving payments of more than the greater of (i) FF 200,000 or (ii) 2% of 1996 sales of such entity;
(h) each lease of tangible personal property to which the Company or any Purchased Subsidiary is a party requiring annual payment in excess of FF 25,000;
(i) each real property lease to which the Company or any Purchased Subsidiary is a party; (j) each service and consulting agreement to which the Company or any Purchased Subsidiary is a party involving payments of more than FF 100,000 per annum and which cannot be terminated without penalty upon less than 90 days notice; (k) each collective bargaining agreement to which the Company or any Purchased Subsidiary is a party; (l) each licensing agreement to which the Company or any Purchased Subsidiary is a party (except off-the-shelf software licensing agreements); (m) each contract to which the Company or any Purchased Subsidiary is a party requiring any consents or approvals in connection with the transactions contemplated by the terms of any Purchase Document; (n) each Tax revenue or expense sharing agreement to which the Company or any Purchased Subsidiary is a party; (o) each management or operating agreement to which the Company or any Purchased Subsidiary is a party; (p) each contract between any two or more of the Company, a Subsidiary of the Company or their respective Affiliates (other than employment agreements entered into in the ordinary course of business); (q) each hedging, interest rate, currency rate or other currency related or similar agreement to which the Company or any Purchased Subsidiary is a party; and (r) each agreement or commitment not entered into in the ordinary course of business; in each case including all amendments, modifications and supplements thereto.

     "Convertible Bonds" means those certain bonds in the aggregate amount of FF 20,000,000 issued by the Company in 1991 and convertible into capital stock of the Company.

     "Damages" has the meaning set forth in Section 8.1(a).

     "Divested Glove Subsidiaries" means the Subsidiaries of the Company set forth in Section A of Schedule 3.

     "Divested Interspiro Subsidiaries" means the Subsidiaries of the Company set forth in Section B of Schedule 3.

     "Divested  Subsidiary"  means  each  Subsidiary  of the  Company  listed on
Schedule 3.

     "Divestiture" means the sale, transfer or other disposition of the Divested Subsidiaries pursuant to Article VII and the consummation of the transactions contemplated by Article VII.

     "Divestiture Expenses" means all fees, costs, expenses, Taxes and other liabilities arising under, in connection with or pursuant to all or any part of the Divestiture.

     "Effective Date" means April 1, 1997.

     "Effective Date Balance Sheet" has the meaning set forth in Section 2.4(a).

     "Effective Date Net Equity" has the meaning set forth in Section 2.4(a).

     "Environment"  means  soil,  surface  waters,  groundwater,   land,  stream
sediments, surface or subsurface strata, ambient air and any environmental medium, whether indoors or outdoors.

     "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties arising out of, based on or resulting from (a) the presence, or Release into the Environment, of any Hazardous Substance at any location, whether or not owned or operated by the Company or any Subsidiary, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" means all environmental, health or safety-related laws, regulations, by-laws, rules, ordinances, judicial or administrative decrees or decisions, orders or requirements applicable to the Company or any Purchased Subsidiary relating to the physical or environmental condition or use of their respective properties, their respective businesses or pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C., Section 9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C
Section 1251, et seq., the Toxic Substance Control Act, 15 U.S.C Section 2601 et seq., the Occupational Safety and Health Act, laws relating to Releases or threatened Releases of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

     "Estimated Purchase Price" has the meaning set forth in Section 2.3.

     "Fenzy" means Fenzy S.A., a French societe anonyme.

     "Financial Statements" means, collectively, the 1995 Proforma Combined Balance Sheet, the 1996 Proforma Combined Financial Statements, the Effective Date Balance Sheet and the US GAAP Financials.

     "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis.

     "Glove Intercompany Indebtedness" has the meaning set forth in Section 7.1(b).

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.

     "Guarantee Notice" has the meaning set forth in Section 8.1(h).

     "Guarantees" means any or both of the Bank Guarantee and the Purchase Price Bank Guarantee.

     "HSR Act" means the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

     "HSR Approval" means the expiration, early termination or waiver of the waiting period (including extensions thereof) and the waiver or withdrawal of any objections, if applicable, under the HSR Act.

     "Hazardous Substance" means any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined in any Environmental Laws.

     "IAS" means International Accounting Standards applied on a consistent basis.

     "Indebtedness" means all indebtedness and liabilities of the type properly reflected on a balance sheet prepared in accordance with Schedules 3.6(a) and 3.6(b) as "short term borrowings" or "long term borrowings"; the term Indebtedness shall also include (a) items properly reflected on such balance sheet under the headings "trade creditors", "other creditors", and "Provisions for liabilities and charges", to the extent any such items have not been accrued in accordance with the historical practices of the applicable member of the Combined Group and (b) items properly reflected on such balance sheet as "trade creditors" if they are "Past Due" and provided, further, the term Indebtedness shall not include any indebtedness evidenced by the Convertible Bonds or any intercompany indebtedness between entities comprising the Combined Group. For the purposes of this Agreement "Past Due" shall include for US and French obligations, unpaid obligations more than (i) thirty or (ii) sixty days end of month, respectively, from the date of invoice.

     "Insurance Policies" has the meaning set forth in Section 3.17.

     "Intellectual Property Rights" means all right, title and interest of the Company or any Purchased Subsidiary in and to all licenses, trademarks, tradenames, service marks, patents, copyrights, processes of every kind and description, manufacturing and technical know-how and information, production and technical data, computer data, printouts and software, trade names, trade secrets and similar properties (including, without limitation, all registrations, renewals or applications for registration or renewal of any of them, in each case whether completed, pending or in the process of preparation), and all licenses, royalty agreements, permits and authorizations with respect to any of the foregoing, in the United States or anywhere else in the world, now used or used in the three years preceding the date hereof, acquired or developed by or for the Company or any Purchased Subsidiary, together with the goodwill associated with the foregoing.


     "Intercompany Indebtedness" means collectively the Glove Intercompany Indebtedness and the Interspiro Intercompany Indebtedness.

     "Interspiro Intercompany Indebtedness" has the meaning set forth in Section 7.2(b).

     "Inventory Notice Date" has the meaning set forth in Section 5.20(b).

     "KPMG" means KPMG Peat Marwick LLP and its world-wide Affiliates.

     "Knowledge of the Company" means the knowledge of any Shareholder or any President, Vice President, Chief Executive Officer, Chief Financial Officer, managing director, general manager or executive employee of the Company or any Purchased Subsidiary.

     "Leased Real Property" has the meaning set forth in Section 3.8(b).

     "Lien" means any claim, charge, easement, encumbrance, lease, covenant, security interest, mortgage, lien, option, pledge, right of others, or restriction (whether on voting, sale, transfer, disposition, use or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.

     "Material  Adverse  Change"  means a  change  that has a  Material  Adverse
Effect.

     "Material Adverse Effect" means, with respect to any Person, any effect that is, or series of effects that are, in the aggregate, materially adverse to the business, assets, properties or condition (financial or otherwise) of such Person.

     "Maximum Amount" has the meaning set forth in Section 8.1(c).

     "Net Combined Equity" means the amount of shareholders equity of the Combined Group, calculated in accordance with IAS and in accordance with the accounting principles set forth on Schedule 3.6(b) and subject to the carve-out methodology set forth on Schedule 3.6(a).

     "Net Financial Indebtedness" means, at any time, (a) the total Indebtedness of the Combined Group at such time, minus (b) the amount of cash and cash equivalents of the Combined Group at such time, and minus (c) the amount of any non-trade receivables of the members of the Combined Group which are owed by the Divested Subsidiaries net of any non-trade payables by members of the Combined Group to Divested Subsidiaries.

     "Operating Agreements" means the agreements set forth on Exhibit E.

     "Owned Real Property" has the meaning set forth in Section 3.8(d).

     "Ownership Percentage" has the meaning set forth in Schedule 2.3 (b) (i)-A

     "Permit" means any environmental permit, license, approval, consent or authorization issued by a federal, state or local Governmental Entity.

     "Person" means an individual, sole proprietorship, corporation, societe anonyme, societe civile, partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, bank, trust company, land trust, business trust or other organization, or a Governmental Entity.

     "PIBOR" means the Paris Interbank Offered Rate for three month deposits in French Francs as published in Les Echos in the section "Taux-Changes-Options".

     "Priority Claims" has the meaning set forth in Section 8.1(a).

     "Purchase Documents" means this Agreement, the Transfer Agreements and the Guarantees, and the certificates and other documents executed or delivered pursuant to any of the foregoing.

     "Purchase Price" has the meaning set forth in Section 2.2.

     "Purchase Price Bank Guarantee" means the First Demand Guarantee in an amount of FF 10,000,000 issued by a Paris branch of a bank having a Standard & Poors rating of at least one A to be delivered by the Shareholders to the Buyer at the Closing substantially in the form of Exhibit D-1.

     "Purchased Subsidiaries" means the Subsidiaries listed on Schedule 3.1

     "PW" means Befec Price Waterhouse and its world-wide Affiliates.

     "Receivable Notice Date" has the meaning set forth in Section 5.19(b).

     "Release"  means  any  releasing,   spilling,  leaking,  pumping,  pouring,
emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any substance into the Environment.

     "Shareholders" has the meaning set forth in the recitals to this Agreement.

     "Shareholder Indemnitee" and "Shareholder Indemnitees" has the meaning set forth in Section 8.1(b).

     "Sellers" has the meaning set forth in the recitals to this Agreement.

     "Sellers' Representative" has the meaning set forth in Section 5.12.

     "Shares" has the meaning set forth in the recitals to this Agreement.

     "Special Report" has the meaning set forth in Section 2.4(a).

     "Subsidiary" means (a) any Person in an unbroken chain of Persons beginning with the Company if each of the Persons other than the last Person in the unbroken chain, then owns equity securities possessing 50% or more of the total combined voting power of all classes of equity securities in one of the other Persons in such chain, (b) any partnership in which the Company or a Subsidiary of the Company is a general partner, and (c) any partnership in which the Company or a Subsidiary of the Company possesses or is entitled to a 50% or greater interest in the total capital or total income of such partnership.

     "Survivair" means Survivair, Inc., a Connecticut corporation.

     "Tangible Personal Property" means furniture, fixtures, equipment, machinery, vehicles, supplies, inventories, materials, apparatus, tools, implements, appliances and other tangible personal property of every kind and description.

     "Taxes" means any federal, state, local, domestic, foreign, national, international or other tax, duty, tariff, levy, impost, fee or assessment, including, without limitation, value added, ad valorem, income, estimated income, business, corporation, gross receipts, profits, deemed profits, franchise, capital stock, employees' income withholding, back-up withholding, social security, unemployment, disability, real property, personal property, license, sales, use, excise, transfer, customs, payroll, withholdings, employment, occupation and other taxes or governmental duties, taxes, fees or charges, including any interest, penalties or additions on or to the foregoing.

     "Threshold" has the meaning set forth in Section 8.1(c).

     "Transfer Agreement" means those certain Share Transfer Agreements to be filed with the applicable office of the Recette des Impots with respect to the sale of the Shares pursuant to this Agreement.

     "Underground Storage Tank" has the same meaning and definition as set forth in paragraph (1) of 42 U.S.C Section 6991, and shall also include a tank for storing motor fuel or heating oil, pipeline facility, surface impoundment, pond or lagoon, storm water or wastewater collection system, flow-through process tank, liquid trap or associated gathering lines directly related to oil or gas production and gathering operations.

     "US GAAP Financials" means, collectively, (i) the combined balance sheet at December 31, 1995 of the US Subsidiaries, prepared in accordance with GAAP and subject to the specific accounting treatments set forth therein, together with an unqualified audit opinion of PW, in form and substance satisfactory to Buyer, stating, among other things, that such balance sheet presents fairly, in all material respects, the financial position of such Subsidiaries at December 31, 1995, and (ii) the combined financial statements of the US Subsidiaries, such financial statements to be comprised of a combined balance sheet and combined statements of earnings, stockholders' equity and cash flow, in each case as of or for, as the case may be, the twelve month period ended December 31, 1996, and prepared in accordance with GAAP and subject to the specific accounting treatments set forth therein, together with an unqualified audit opinion of PW, in form and substance satisfactory to Buyer, stating, among other things, that such financial statements present fairly, in all material respects, the financial position, results of operations, stockholders' equity and cash flow of such Subsidiaries in each case as of and for the twelve month period ended December 31, 1996.

     "US Subsidiary" means Survivair, Comasec Holdings, Inc., a Connecticut corporation, and Interspiro Holding Inc., a Connecticut corporation.

     "1995 Proforma Combined Balance Sheet" means the balance sheet of the Combined Group at December 31, 1995, prepared in accordance with IAS and in accordance with the accounting principles set forth on Schedule 3.6(b) and subject to the carve-out methodology set forth on Schedule 3.6(a), together with a special purpose report of PW, in the form set forth on Schedule 3.6(c).

     "1996 Proforma Combined Financial Statements" means the financial statements of the Combined Group comprised of a combined balance sheet, combined income statement and combined statement of changes in financial position, in each case as of or for, as the case may be, the twelve month period ended December 31, 1996 and prepared in accordance with IAS and in accordance with the accounting principles set forth on Schedule 3.6(b) and subject to the carve-out methodology set forth on Schedule 3.6(a), together with a special purpose report of PW in the form set forth on Schedule 3.6(c).

                                   ARTICLE II

                             CLOSING; EFFECTIVE TIME
                             -----------------------

     2.1 Time and Place of Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Cleary, Gottlieb, Steen & Hamilton, 41, avenue de Friedland, 75008 Paris France on April 30, 1997, or at such other time or place as is mutually agreed upon by the Sellers' Representative and Buyer, but in any event no later than May 30, 1997. Each party hereto agrees to use its best efforts to cause the Closing to be consummated.

     2.2 Purchase and Sale of Shares. Subject to all of the terms and conditions set forth herein and in reliance on the representations and warranties of each Shareholder and Buyer set forth herein, the Sellers agree to sell to Buyer, and Buyer agrees to purchase from the Sellers, at the Closing the Shares for a price determined pursuant to this Section 2.2 and subject to adjustment as provided in
Section 2.5 (the "Purchase Price"). The Purchase Price shall be equal to (a) the sum of FF 180,000,000 plus the total amount of after-tax cash consideration (i) paid to the Combined Group for the Divested Subsidiaries and/or (ii) received from a liquidation of a Divested Subsidiary as of the Closing; minus (b) the sum of the total amount of the Net Financial Indebtedness as of the Effective Date plus the Divestiture Expenses, if any, paid or incurred by any member of the Combined Group. All computations set forth in the immediately preceding clauses
(a) and (b) shall be determined in French Francs. To the extent that any amount included in such computations is expressed in a currency other than French Francs, such amount shall be converted to French Francs at the exchange rate offered by the Paris office of Banque Nationale de Paris as of the date on which such computation is to be determined as set forth in such clauses (a) and (b). For the purpose of this section, the portion of the consideration for the Divested Subsidiaries which is taxable to the Company will be deemed to be subject to long-term capital gains tax, if permitted.

     2.3 Closing; Payment.

          (a) At the Closing, the Sellers or Sellers' Representative, as the case may be, shall deliver to Buyer

               (i) the Bank Guarantee, it being understood that the undrawn face amount of the Bank Guarantee shall be reduced to (x) FF 20,000,000 on the first anniversary of the Closing, (y) FF 15,000,000 on the second anniversary of the Closing, and (z) FF 10,000,000 on the third anniversary of the Closing;

               (ii) the Purchase Price Bank Guarantee; and

               (iii) the other closing documents to be delivered by the Sellers or Sellers' Representative, as the case may be, pursuant to Section 6.2.

          (b) At the Closing, Buyer shall deliver:

               (i) FF 229,000,000 (the "Estimated Purchase Price") to the Sellers by wire transfer of readily available funds which shall be allocated among the Sellers in proportion to their respective Ownership Percentages, to each Seller's account as shall be set forth on Schedule 2.3(b)(i) - A, provided, however, that to the extent necessary Buyer can apply the portion of the Purchase Price allocable to any Seller to remove any Lien on Shares owned by such Seller; and

               (ii) to Seller's Representative, the closing documents to be delivered by Buyer pursuant to Section 6.1.

     2.4  Effective  Date Balance  Sheet and Special  Report.

          (a) Within ninety (90) days after the Effective Date, Shareholders shall deliver to Buyer a balance sheet of the Combined Group as of the Effective Date (the "Effective Date Balance Sheet") which shall reflect the Net Combined Equity (adjusted to neutralize the effect of changes in currency exchange rates between December 31, 1996 and the Effective Date) of the Combined Group as of the Effective Date (the "Effective Date Net Equity"). The Effective Date Balance Sheet shall be prepared in accordance with IAS applied consistently with the IAS accounting principles reflected in the 1996 Proforma Combined Financial Statements and in accordance with the accounting principles set forth on Schedule 3.6(b) and subject to the carve-out methodology set forth on Schedule 3.6(a) and shall be accompanied by a special purpose report of PW in a form consistent with Schedule 3.6(c) stating, among other things, that the Effective Date Balance Sheet presents fairly the Net Combined Equity of the Combined Group as of the Effective Date. In addition (i) PW shall provide Sellers' Representative within the same period of 90 days a special report showing a calculation of the Net Financial Indebtedness as of the Effective Date and (ii) KPMG shall provide Sellers' Representative within forty five (45) days after the Closing a special report showing the total amount of after-tax cash consideration paid to the Combined Group for the Divested Subsidiaries including proceeds from the liquidation of any Divested Subsidiary and the amount of Intercompany Indebtedness, if any, as of the Closing (such reports, collectively, the "Special Report"). Buyer and Sellers shall make available the necessary cooperation of the Company and the Purchased Subsidiaries as reasonably needed to prepare the Special Report and the Effective Date Balance Sheet and to compute the Effective Date Net Equity.

          (b) Buyer and KPMG shall have the right to observe and review the Effective Date Balance Sheet audit of PW and the Special Report and therefore shall have immediate access to all of the workpapers, schedules, memoranda and other documents prepared or reviewed by PW or any other auditing firm, involved in the audit of the Effective Date Balance Sheet, the computation of the Net Financial Indebtedness, and the Special Report. The Sellers, Buyer and KPMG shall deliver to PW a release letter in a form consistent with the hold-harmless letter executed by Buyer, Bacou USA and KPMG, dated March 18, 1997, and delivered to PW. Buyer shall complete its review of the Effective Date Balance Sheet and the Special Report prepared by PW and Sellers shall complete their review of the Special Report prepared by KPMG in each case within thirty (30) days after Buyer or Sellers' Representative, as the case may be, receipt thereof. If such Person agrees with the Effective Date Balance Sheet and the Special Report, or if such Person does not object to the same within such thirty (30) day period, then such Effective Date Balance Sheet and the Closing Net Equity reflected therein or the Special Report, as the case may be, shall be deemed final and adopted by Sellers and Buyer. The fees and expenses of KPMG with respect to its preparation of the Special Report shall be split equally between the Buyer, on the one hand, and the Shareholders, on the other hand.

          (c) If Buyer believes that any adjustment should be made to the Effective Date Balance Sheet or to the portion of the Special Report prepared by PW it shall give Sellers' Representative written notice of such proposed adjustments, and the reasons therefor, within the same thirty (30) day period. If Sellers' Representative agrees with the proposed amendments, these shall be made and the Effective Date Balance Sheet or the Special Report (as the case may be), as amended, will be deemed final and adopted by Sellers and Buyer. If Sellers believe that any adjustment should be made to the portion of the Special Report prepared by KPMG, Sellers' Representative shall give Buyer written notice of such proposed adjustments, and the reasons therefor, within the same thirty (30) day period. If Buyer agrees with the proposed amendments, these shall be made and the Effective Date Balance Sheet or the Special Report (as the case may be), as amended, will be deemed final and adopted by Sellers and Buyer. If any proposed amendments are disputed by Sellers' Representative or Buyer, the parties shall negotiate in good faith to resolve all disputed amendments.

          (d) If, after a period of thirty (30) days following the date on which either Buyer has given Sellers' Representative written notice of any proposed adjustments or Sellers' Representative has given Buyer written notice of any proposed adjustments, any such adjustments still remain disputed, then the disputed items shall be referred to Deloitte & Touche (or, in the event Deloitte & Touche does not accept such assignment, to such other accounting firm as shall be reasonably acceptable to Buyer and Sellers' Representative) who shall function as an independent arbitrator and whose decision shall be final and binding on the parties. The independent auditor shall render a written decision within thirty (30) days which shall be prepared in conformance with this Section 2.4. The fees and expenses of the independent auditor shall be split equally between the Buyer, on the one hand, and the Shareholders, on the other hand, unless the independent auditor shall determine that a party has acted in bad faith with respect to any claim or defense, in which case such independent auditor may allocate the responsibility for payment of fees and expenses as it deems appropriate.

          (e) Buyer shall cause the Company and each Purchased Subsidiary to provide to such independent auditor or arbitrators all necessary cooperation and access to its records, premises, personnel and auditors in order to resolve promptly any dispute as referred to in Section 2.4(c).

     2.5 Post-Closing Adjustment of Estimated Purchase Price. Upon finalization of the Effective Date Balance Sheet and the Special Report pursuant to Section 2.4, the Estimated Purchase Price shall be adjusted as follows:

          (a) The Estimated Purchase Price shall be decreased by an amount equal to the amount (if any) by which actual Net Combined Equity at December 31, 1996 exceeds Effective Date Net Combined Equity.

          (b) To the extent the Net Financial Indebtedness as of the Effective Date is greater or less than FF 56,000,000, then the Estimated Purchase Price shall be decreased or increased, respectively, by such amount.

          (c) If the total amount of after-tax cash consideration paid to the Combined Group as of the Closing for the Divested Subsidiaries is greater than FF 105,000,000, the Estimated Purchase Price shall be increased by an amount equal to such excess. If the total amount of after-tax cash consideration paid to the Combined Group as of the Closing for the Divested Subsidiaries is less than FF 105,000,000, the Estimated Purchase Price shall be decreased by an amount equal to FF 105,000,000 minus such total amount of after-tax cash consideration.

     All computations set forth in the immediately preceding clauses (a) through
(c) shall be determined in French Francs. To the extent that any amount included in such computations is expressed in a currency other than French Francs, such amount shall be converted to French Francs at the exchange rate offered by the Paris office of Banque Nationale de Paris as of the date on which such computation is to be determined as set forth in such clauses (a) through (c). The net increase or decrease in the Estimated Purchase Price as determined herein shall be paid by Buyer to Sellers' Representative (for the account of the Sellers), or by Sellers to Buyer, as the case may be. Any payment required to be made by either party hereto pursuant to this Section 2.5 shall be made as soon as practicable after the Closing and in any event no later than ten (10) days after the Effective Date Balance Sheet and Special Report have been adopted as provided in Section 2.4, and shall bear interest from the Closing through the date of payment at an interest rate per annum equal to PIBOR in effect on the Closing, plus 75 basis points. If any payment due by Sellers is not timely made, Buyer shall have the right to exercise the Guarantees (subject to the terms and provisions of Section 8.1(h)) for an amount equal to such payment together with all accrued and unpaid interest through the date of such exercise.

     2.6 Joint and Several. All representations, warranties and covenants of the Shareholders set forth in this Article II shall be the joint and several representations, warranties and covenants of the Shareholders. All representations, warranties and covenants of the Sellers set forth in this
Article II shall be the joint and several representations, warranties and covenants of the Sellers.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

     Each Shareholder hereby jointly and severally represents and warrants the following to Buyer. Except where specifically limited, all representations and warranties are given as of the date hereof and as of the Closing as if made on and as of the Closing. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty:

     3.1 Organization. The Company and each Purchased Subsidiary is a corporation or societe anonyme duly organized, validly existing and in good standing under the laws of its state or country of incorporation as set forth opposite its name on Schedule 3.2 and has the corporate power and authority to own or lease its properties and carry on its business as now being conducted. The Company and each Purchased Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the operation of its business requires such qualification, except for failures, if any, to be so qualified and in good standing which would not have a Material Adverse Effect on the Company or any Purchased Subsidiary. The Shareholders have, prior to the execution and delivery of this Agreement, made available to Buyer, copies of the Charter, statuts and by-laws, as applicable, of the Company and each Purchased Subsidiary, each as in effect on the date hereof. The minute books, stock certificate books and stock transfer ledgers of the Company and each Purchased Subsidiary (copies of which have been provided by the Shareholders to Buyer prior to the date hereof) are complete and correct and properly reflect all material transactions involving the business and operations of the Company and such Purchased Subsidiary.

     3.2 Authorized Capitalization; Outstanding Stock. Schedules 3.2 and 3.2-A set forth as of the date hereof and as of the Closing, respectively (i) the authorized capital stock of the Company and each Purchased Subsidiary, (ii) the number of shares of capital stock of the Company and each Purchased Subsidiary that are issued and outstanding, and (iii) the name of the legal and beneficial holder thereof. Such shares are owned beneficially and of record by such holders and each such holder has good and valid title to such shares as of the date hereof and as of the Closing such shares will be free and clear of all Liens. Such shares have been duly authorized, are validly issued and are fully paid and non-assessable and free of preemptive rights and have not been issued in violation of any securities laws. Except for the Convertible Bonds, there are no outstanding rights, warrants, options or agreements with respect to any class of capital stock of the Company or any Purchased Subsidiary. Schedules 3.2 and 3.2-A set forth the certificate number and the number of outstanding shares evidenced thereby issued by the Company or any Purchased Subsidiary.

     3.3 Subsidiaries. As of the date hereof, the Company has no Subsidiaries other than the Subsidiaries listed on Schedules 3 and 3.1 and as of the Closing the Company shall have no Subsidiaries other than the Purchased Subsidiaries. Except as set forth in Schedule 3.2 the Company is and as of the Closing without any exception will be, directly or indirectly, the record and legal and beneficial owner of all of the outstanding shares of capital stock of each Purchased Subsidiary, and there are no proxies granted or voting trusts or other voting agreements with respect to such shares. Neither the Company nor any Purchased Subsidiary is a party to any partnership agreement or understanding or joint venture agreement or understanding.

     3.4 Authority; Binding Effect. Each Seller has full power, authority and capacity to execute and deliver each Purchase Document to which such Seller is a party and to perform the transactions required of such Seller thereunder. Each Purchase Document to which any Seller is a party has been duly authorized, executed and delivered by such Seller and constitutes the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with the terms and provisions thereof, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors' rights generally (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     3.5 Non-Contravention. Except as set forth on Schedule 3.5, neither the execution and delivery by any Seller of any Purchase Document to which such Seller is a party nor the consummation by such Seller of the transactions contemplated thereby (a) will violate any provision of the Charter, statuts or by-laws, as applicable, of the Company or any Purchased Subsidiary, (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to the Company, any Purchased Subsidiary or any Seller, (c) will conflict with or constitute a violation of or a default (or an event which with notice or lapse of time or both, would constitute a default) under, or will result in the termination of, or accelerate performance required by, any contract to which the Company, any Subsidiary of the Company or any Seller is a party or to which any of the assets or properties of the Company, any Purchased Subsidiary or any Seller are subject, or (d) will result in the creation of any Lien upon any of the capital stock of the Company or any Purchased Subsidiary or upon any of the property or assets of the Company or any Purchased Subsidiary. Except for the approval of the Purchase Documents by the Board of Directors of the Company, which has already been obtained if required, and the HSR Approval, neither the execution or delivery by any Seller of any Purchase Document to which such Seller is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

     3.6 Financial Statements. The 1995 Proforma Combined Balance Sheet and the 1996 Proforma Combined Financial Statements attached hereto as Schedule 3.6 (i) are true, accurate and complete in all material respects; and (ii) fairly and accurately present, in all material respects, the properties, assets, liabilities, financial positions, results of operations and cash flows of the Combined Group as of the respective dates and for the respective periods covered thereby. The 1995 Proforma Combined Balance Sheet and the 1996 Proforma Combined Financial Statements have been prepared pursuant to and in accordance with IAS and in accordance with the accounting principles set forth on Schedule 3.6(b) and subject to the carve-out methodology set forth on Schedule 3.6(a) and are accompanied by a special purpose report of PW in a form consistent with Schedule 3.6(c).

     As of December 31, 1996, neither the Company nor any Purchased Subsidiary had any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise) which, under IAS, should have been but which were not reflected or reserved against in the 1996 Proforma Combined Financial Statements.

     3.7 Interim Changes. Since December 31, 1996 neither the Company nor any Purchased Subsidiary incurred any liabilities or obligations (whether secured or unsecured, accrued, absolute, contingent or otherwise), except any such liabilities or obligations incurred in the ordinary course of business of the Company or such Purchased Subsidiary, as the case may be. During the period from December 31, 1996 through and including the Closing, the business of the Company and each Purchased Subsidiary has been operated in the ordinary course and, except as set forth on Schedule 3.7, neither Company nor any Purchased Subsidiary has:

          (a) experienced any work stoppage with respect to the business of the Company or any Purchased Subsidiary or obtained knowledge of any threatened or anticipated work stoppage;

          (b) sustained any damage or loss to its business or properties in excess of FF 100,000 in any instance or FF 500,000 in the aggregate (whether or not covered by insurance);

          (c) instituted or settled any litigation, action or proceeding relating to its business;

          (d) received any notice of default under any Contract; or

          (e) otherwise suffered a Material Adverse Change.

     3.8 Owned and Leased Property.

          (a) The Company and each Purchased Subsidiary has good and marketable title to its owned Tangible Personal Property free and clear of all Liens except Liens for current Taxes and assessments not yet delinquent or being contested in good faith by appropriate proceedings.

          (b) All leases and subleases pursuant to which the Company or any Purchased Subsidiary (i) leases (whether as lessee or lessor) its Tangible Personal Property excluding leases for less than FF 5,000 per month and terminable without penalty within 12 months, or (ii) leases or has leased (since the date on which the Company or such Purchased Subsidiary was created or acquired by the Company or a Purchased Subsidiary, as such date is set forth on Schedule 3.2) any real property as lessor or lessee (the "Leased Real Property") are set forth on Schedule 3.8(b). Such leases and subleases (other than the leases identified on Schedule 3.8(b) as no longer in effect) are in good standing and are valid and binding against the Company or such Purchased Subsidiary, as the case may be, and the other parties thereto, in accordance with their respective terms, subject to general equity principles and to applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting creditors' rights generally (whether considered in a proceeding in equity or at law), and there is not, under any of such leases or subleases any existing default, event of default or event which with notice or lapse of time or both would constitute a default, any Purchased Subsidiary or the Person from or to whom the Company or any Purchased Subsidiary leases or subleases such Tangible Personal Property or Leased Real Property. None of the rights of the Company or any Purchased Subsidiary under any of such leases or subleases is subject to termination or modification as the result of the transactions contemplated by any Purchase Document.

          (c) All buildings, machinery, equipment, fixtures, rolling stock and tools (including, without limitation, all replacement parts therefor to the extent such parts exist), used or useful in the business of the Company or any Purchased Subsidiary, whether owned or leased by the Company or any Purchased Subsidiary have been properly maintained and are in good operating condition (except for ordinary wear and tear), and are capable of being used in the business of the Company or such Purchased Subsidiary, as the case may be, without present need for repair or replacement except in the ordinary course of business.

          (d) All real property owned by the Company or a Purchased Subsidiary since the date on which the Company or such Purchased Subsidiary was created or acquired by the Company or a Purchased Subsidiary, as such date is set forth on Schedule 3.2, is set forth on Schedule 3.8(d) (the "Owned Real Property").

          (e) There are no encroachments upon any Owned Real Property or Leased Real Property and the improvements situated upon such premises do not encroach upon or violate any rights or way, easements or the lands of others. The use of such premises by the Company or any Purchased Subsidiary, as the case may be, and the conduct therein of the business of the Company or such Purchased Subsidiary do not violate any law, rule, regulation or zoning or use ordinance of any governmental body of authority and, in connection with such use and conduct, there are no violations of law or rule with respect to water supply, sewage or waste disposal facilities.

          (f) Neither the Company nor any Purchased Subsidiary has received any notice of any special assessment or condemnation from a Governmental Entity with respect to any of the Owned Real Property or Leased Real Property.

     3.9 Environmental Matters. Except as disclosed in Schedule 3.9:

          (a) All permits, licenses and other authorizations which are required under the applicable Environmental Laws for the operation of each property owned, leased or occupied by the Company or a Purchased Subsidiary which are required to be obtained or applied for by the Company or a Purchased Subsidiary have been obtained or applied for;

          (b) Neither the Company nor any Purchased Subsidiary has failed to comply with any applicable Environmental Laws;

          (c) Neither the Company nor any Purchased Subsidiary has Released, placed, stored, buried or dumped any Hazardous Substances on or beneath any property (in each case in violation of applicable Environmental Laws);

          (d) Neither the Company nor any Purchased Subsidiary has received any notice or order from any Person advising it that it is responsible for or potentially responsible for Cleanup or remediation of any Hazardous Substances and neither the Company nor any Purchased Subsidiary has entered into any agreements concerning such Cleanup;

          (e) There is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or any Purchased Subsidiary or pending or, to the Knowledge of the Company, threatened against any other Person whose liability for any Environmental Claim the Company or any Purchased Subsidiary has or may have retained or assumed either contractually or by operation of law;

          (f) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the Release or presence of any Hazardous Substance) which, to the Knowledge of the Company, could form the basis of any Environmental Claim against the Company or any Purchased Subsidiary or against any other Person whose liability for any Environmental Claim the Company or any Purchased Subsidiary has or may have retained or assumed either contractually or by operation of law;

          (g) The Shareholders have delivered or otherwise made available for inspection to Buyer true, accurate and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any Purchased Subsidiary pertaining to Hazardous Substances in, on, beneath or adjacent to any Owned Real Property or any Leased Real Property or regarding compliance by the Company or any Purchased Subsidiary with applicable Environmental Laws;

          (h) No transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit Buyer to conduct the business of the Company or any Purchased Subsidiary in full compliance with all applicable Environmental Laws immediately following the Closing, as conducted by the Company or such Purchased Subsidiary, as the case may be, immediately prior to the Closing;

          (i)  Neither  the  Company  nor  any  Purchased   Subsidiary  has  any
     Underground Storage Tanks; and

          (j) None of the Owned Real Property or any Leased Real Property is located in a special flood hazard area.

     3.10 Intellectual Property Rights.

          (a) Schedule 3.10(a) lists: (i) all registered Intellectual Property Rights owned by the Company or a Purchased Subsidiary, together with applications therefor that are pending or in the process of preparation;
     (ii) all licenses (other than licenses with respect to the Company's or a Purchased Subsidiary's use of off-the-shelf software programs) and other agreements allowing the Company or any Purchased Subsidiary to use the Intellectual Property Rights; and (iii) all royalty agreements relating to any Intellectual Property Rights and to which the Company or any Purchased Subsidiary is a party.

          (b) Either the Company or a Purchased Subsidiary is the sole and exclusive owner of the registered Intellectual Property Rights listed on
     Schedule 3.10(a), free and clear of any claims or Liens. Except as disclosed in Schedule 3.10(b), the Company and each Purchased Subsidiary has the means, rights and information (including, without limitation, Intellectual Property Rights) required to manufacture, process, sell, offer for sale and use the items and perform the services as presently being manufactured, processed, offered for sale, sold, used or performed by it, without incurring any liability for license fees, royalties or other payments or any claims of infringement of any intellectual property rights of any other Person.

          (c) Except as disclosed in Schedule 3.10(c), none of the Intellectual Property Rights infringes upon the rights of any third party nor, to the Knowledge of the Company, does any use by any third party of any of the Intellectual Property Rights infringe upon any of the rights of the Company or a Purchased Subsidiary therein, and there are no claims pending or threatened in connection with any such infringement with respect to any of the Intellectual Property Rights.

          (d) Neither the Company nor any Purchased Subsidiary has received any notice that any of its processes or products infringe upon any intellectual property rights of any third party.

          (e) Neither the Company nor any Purchased Subsidiary pays any royalty to any Person with respect to any of the Intellectual Property Rights or any of the expertise relating thereto, nor does the Company or any Purchased Subsidiary receive royalties with respect thereto. Neither the Company nor any Purchased Subsidiary has licensed or sublicensed any of the Intellectual Property Rights to any Person except as set forth on Schedule 3.10(e). Neither the Company nor any Purchased Subsidiary has received any notice which would prevent or materially hinder it from using anywhere in the world any of its Intellectual Property Rights.

          (f) All fees with respect to registered Intellectual Property Rights have been paid and the Company has not taken any action or failed to take any action that would impair any of its right, title or interest in any of the Intellectual Property Rights.

          (g)  The  execution  and  delivery  of  the  Purchase   Documents  and
     performance thereunder will not result in the loss or impairment of any of the Intellectual Property Rights.

     3.11 Litigation. Except as set forth in Schedule 3.11, there are no actions, suits or proceedings by or before any court or Governmental Entity pending or, to the Knowledge of the Company, threatened by or against the Company or any Purchased Subsidiary or involving or affecting the business of the Company, any Purchased Subsidiary or any of their respective assets. Neither the Company nor any Purchased Subsidiary is subject to any order, writ, injunction, judgment or decree.

     3.12 Tax Matters.

          (a) All returns with respect to Taxes of the Company and each Purchased Subsidiary, including estimated tax returns and other information returns, declarations and reports, which are required to be filed have been duly and timely filed in accordance with applicable tax law with the appropriate Governmental Entities. All Taxes shown as due and owing on such returns and reports have been fully and timely paid and such returns and reports accurately reflect all liability for Taxes of the Company and each Purchased Subsidiary for the periods, operations or transactions covered thereby. The Shareholders have delivered to Buyer true and complete copies of all federal, state, foreign and local income Tax returns of the Company and each Purchased Subsidiary filed by or with respect to the Company and each Purchased Subsidiary or with respect to the income or operations of the Company or any Purchased Subsidiary for the years ending on or after December 31, 1993. With respect to any period for which Tax returns of the Combined Group have not been filed as of the Closing, or for which Taxes are not due or owing as of the Closing, the Company and each Purchased Subsidiary has made due and sufficient accruals therefor in (i) with respect to any period ending on or prior to December 31, 1996, the balance sheet included in the 1996 Proforma Combined Financial Statements, and (ii) with respect to the period commencing on January 1, 1997 up to and including March 31, 1997, the Effective Date Balance Sheet.

          (b) Except as set forth in Schedule 3.12(b), there is no action, suit, proceeding, audit, investigation or claim now pending or, to the Knowledge of the Company, threatened, regarding any Taxes relating to the income, properties or operations of the Company or any Purchased Subsidiary or their respective businesses. No examination of any Tax return of the Company or any Purchased Subsidiary (other than any purely internal governmental examination of which neither the Company, any Purchased Subsidiary nor any Shareholder is aware) is currently in progress.

          (c) There are no Tax sharing agreements or arrangements to which the Company or any Purchased Subsidiary is now or ever has been a party.

          (d) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any return of the Company or any Purchased Subsidiary for any period with respect to any Tax. No taxing authority has asserted a claim for the assessment of any additional Tax for which the Company or any Purchased Subsidiary is liable.

          (e) Each Seller is a resident of, or entity organized under the laws of, France.

          (f) There are no Liens for Taxes on the assets of the Company or any Purchased Subsidiary other than for current Taxes not yet due and payable.

          (g) The Company and each Purchased Subsidiary has complied (and until the Closing will comply) with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (h) Neither the Company nor any Purchased Subsidiary has requested any extension of time within which to file any Tax return, which Tax return has not since been filed.

          (i) Except for powers of attorney granted to the Company's accountants, no power of attorney has been granted by the Company or any Purchased Subsidiary with respect to any matter relating to Taxes which is currently in force.

          (j) No property of the Company or any Purchased Subsidiary is property that is or will be required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by Tax Reform Act of 1986) or is "tax exempt use property" within the meaning of Section 168 of the Code.

          (k) Neither the Company nor any Purchased Subsidiary is required to include in income any adjustments by reason of a change in accounting method and to the Knowledge of the Company no such adjustment or change in accounting method has been proposed by any taxing authority.

          (l) Neither the Company nor any Purchased Subsidiary is or has been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (m) All transactions subject to United States Taxes which could give rise to a "substantial understatement" of Federal Income Tax (within the meaning of former Section 6661 of the Code or Section 6662 of the Code) were adequately disclosed on the Tax returns of the Company and the Purchased Subsidiaries as required by such Sections of the Code.

          (n) No member of the Combined Group has or shall have at any time any liability for any Taxes of any Divested Subsidiary.

     3.13 Compliance with Applicable Law. Each of the Company and the Purchased Subsidiaries has all licenses, permits, approvals and other authorizations as are necessary in order to enable it to own and conduct its business as currently conducted. Neither the Company nor any Purchased Subsidiary has violated or failed to comply with any, and the operations of the business of the Company and each Purchased Subsidiary are in compliance with all, federal, state, foreign and/or local laws, statutes, codes, orders, plans, decrees, ordinances, rules and regulations, including, without limitation, compliance with the requirements of the works council in accordance with Article L 432-1, paragraph 3, of the French Labor Code. Except as set forth in Schedule 3.13, neither the Company nor any Purchased Subsidiary has received notice of any violation of, or liability or responsibility under, any applicable federal, state, foreign, or local law, statute, code, order, plan, ordinance, decree, rule or regulation and neither the Company nor any Purchased Subsidiary has received written notice of any threatened claim of such a violation, liability or responsibility (including any investigations relating thereto).

     3.14 Contracts. Schedule 3.14 lists each Contract. All Contracts are in full force and effect and are valid and binding, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the Company nor any Purchased Subsidiary nor, to the Knowledge of the Company, any other Person is in default under, nor has the Company, any Purchased Subsidiary or any other Person waived any material rights under, any of the Contracts. A true and complete copy of each written Contract has been delivered to Buyer.

     3.15 Employee Benefit Plans.

          (a) Definitions. The following terms, when used in this Section 3.15, shall have the following meanings:

          "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by any US Subsidiary or any ERISA Affiliate, and (C) covers any employee or former employee of any US Subsidiary.

          "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation or business which is now, or at the relevant times was, a member of a controlled group of corporations or trades or businesses with any US Subsidiary, as defined in Sections 414(b), (c), (m) or (o) of the Code.

          "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, which any US Subsidiary or any ERISA
     Affiliate maintains, administers, contributes to or is required to contribute to.

          "Pension Plan" shall mean any "employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which any US Subsidiary or any ERISA Affiliate maintains, administers, or contributes to or is required to contribute to.

          "Welfare Plan" shall mean any "employee welfare benefit plan," as defined in Section 3(1) of ERISA, which any US Subsidiary or any ERISA
     Affiliate maintains, administers, contributes to or is required to contribute to.

          (b) Disclosure: Delivery of Copies of Relevant Documents and Other Information. Schedule 3.15 sets forth a complete list of Employee Plans that cover employees of any US Subsidiary. The Shareholders have delivered to Buyer true and complete copies of each of the following documents: (i) each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, all written interpretations thereof and written descriptions thereof which have been distributed to the employees of any US Subsidiary and all annuity contracts or other funding instruments pertaining to each Welfare Plan and Pension Plan, (ii) each Benefit Arrangement including written descriptions thereof which have been distributed to the employees of any US Subsidiary and a description of any such Benefit Arrangement which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan covering United States employees, and (iv) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan and Welfare Plan. For purposes of this paragraph (b), Multiemployer Plans, Pension Plans and Welfare Plans shall only include those plans that cover any employee or former employee (or beneficiary of either of the foregoing) of any US Subsidiary.

          (c) (i) Pension Plans. No Pension Plan is subject to the minimum funding requirements of Title I of ERISA or Section 412 of the Code or Title IV of ERISA. Each Pension Plan, each related trust agreement, annuity contract or other funding instrument is qualified and tax-exempt under the provisions of Code Section 401(a) (or 403(a), as appropriate) and 501(a) and has been so qualified during the period from its adoption to date. No lien imposed under the Code or ERISA exists or is likely to exist on account of any Pension Plan.

               (ii) Employee Plans. No Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of any US Subsidiary after retirement or other termination of service (other than (i) coverage mandated by applicable law including, without limitation, health benefit continuation rights under federal and state law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of any US Subsidiary or any ERISA Affiliate, or (iv) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary)). No amounts payable under the Employee Plans or any other agreement or arrangement to which any US Subsidiary is a party will, as a result of the transaction contemplated hereby, fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

               (iii) Multiemployer Plans. Neither any US Subsidiary nor any ERISA Affiliate contributes to, or within the past six years has been obligated to contribute to, any Multiemployer Plan.

               (iv) Compliance with Law. Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code, has been operated, in all material respects, in compliance with provisions of Part 6 of Title I of ERISA and
          Section 4980B of the Code at all times.

               (v) Benefit Arrangements. Each Benefit Arrangement which covers employees of any US Subsidiary has been maintained, in all material respects, in compliance with its terms and, in all material respects, with the applicable requirements of the Code or ERISA.

               (vi) Fiduciary Duties and Prohibited Transactions. Neither any US Subsidiary nor any plan fiduciary of any Welfare Plan Pension Plan or Benefit Arrangement which covers or has covered employees or former employees of any US Subsidiary or any ERISA Affiliate, has engaged in
          (i) any  transaction  in  violation of Sections 404 or 406 of ERISA or
          (ii) any "prohibited transaction," as defined in Section 4975 of the Code for which no exemption exists under Section 408 of ERISA or
          Section 4975(c)(2) or (d) of the Code.

               (vii) No Liability. No US Subsidiary has taken any action, nor has any event occurred, that has resulted or will likely result in liability under Title IV of ERISA, including, but not limited to, withdrawal liability with respect to any Multiemployer Plan, which liability will become a liability of Buyer. All Employee Plans are fully paid up or fully funded or adequate provision for all liabilities or obligations of each US Subsidiary in respect of or relating to any period or portion thereof on or before the Closing have been made in the Financial Statements.

               (viii) Other Plans. Except as provided in Schedule 3.15, neither the Company nor any Purchased Subsidiary presently maintain any Benefit Arrangements for non United States employees, and each such Benefit Arrangement listed on Schedule 3.15 is in substantial compliance with applicable law in the non-US jurisdiction in which it was established.

          (d) Neither the Company nor Fenzy maintain any health or life insurance, pension, profit sharing, retirement, bonus, incentive, stock option or stock purchase, insurance, severance or other employee benefit plans or arrangements (including, without limitation, settlement agreements), in which any employee of the Company or Fenzy participate ("Company Benefit Plans") except those listed on Schedule 3.15 or those which are required by law or the applicable collective bargaining agreement. The Company and Fenzy are in compliance with their obligations under any applicable law in connection with Company Benefit Plans. The Company has previously provided to Buyer true, complete and correct copies of all Company Benefit Plans. Liabilities relating to Company Benefit Plans have been adequately reserved against in the 1996 Proforma Combined Financial Statements.

     3.16 [Intentionally Omitted]

     3.17 Insurance. Each insurance policy currently in effect that insures the business, property (whether real or personal), operations, employees or officers of the Company or any Purchased Subsidiary is listed on Schedule 3.17 (collectively, the "Insurance Policies") and is in full force and effect, the premiums due thereunder have been paid as they became due and payable and neither the Company nor any Purchased Subsidiary has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Such policies are sufficient for compliance with all requirements of law. Schedule 3.17 sets forth all outstanding claims under any Insurance Policy.

     3.18 Labor Relations. (a) No work stoppage by employees of the Company or any Purchased Subsidiary is pending or, to the Knowledge of the Company, is threatened. Neither the Company nor any Purchased Subsidiary is involved in or, to the Knowledge of the Company, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving any of the employees of the Company or any Purchased Subsidiary with respect to its business (excluding workers' compensation claims and wrongful termination litigation described in Schedule 3.11 which, in the aggregate, would not have a Material Adverse Effect on the Company or any Purchased Subsidiary). Except as set forth in Schedule 3.18(a) there are no outstanding loans or advances to any officer, director, employee or shareholder of the Company or any Purchased Subsidiary other than advances made in the ordinary course of business not in excess of FF 20,000 with respect to any such person.

          (b) Except as set forth on Schedule 3.18(b), neither the Company nor any Purchased Subsidiary:

               (i) was liable, as of December 31, 1996, for any accrued bonus compensation, vacation pay, severance pay or arrears of wages except as reflected on the 1996 Proforma Combined Financial Statements;

               (ii) is currently involved in or has had any activity or proceedings by a labor union or representative thereof to organize any of its employees and no such activity or proceeding has been threatened against the Company or any Purchased Subsidiary; and

               (iii) is subject to any pending or, to the Knowledge of the Company, threatened complaints or investigations involving the Company or any Purchased Subsidiary by any Person responsible for the investigation and enforcement of any foreign, federal, state or local labor, employment or discrimination laws, statutes, public policies, orders, regulations, ordinances or other requirements respecting any labor, employment and employment practices, discrimination, terms and conditions of employment, or wages and hours other than routine visits carried out by any such Person in the ordinary course which have not resulted in any complaints, further investigations or liability to the Company or any Purchased Subsidiary.

          (c) Schedule 3.18(c) sets forth (i) each employee of the Company and each Purchased Subsidiary, (ii) all compensation (including, without limitation, bonuses, premiums and other benefits) paid, or due and payable, to such employee, during the twelve month period ending on December 31, 1996, (iii) the current monthly salary of such employee and all bonuses, premiums and other benefits to which such employee is entitled, (iv) the job description and classification and seniority of such employee, (v) the locations in which such employee works, and (vi) a description of the employment contract with such employee indicating, without limitation, the term of such contract, the hours per week that such employee is obligated to provide services to the Company or a Purchased Subsidiary, the number of vacation days per annum to which such employee is entitled and whether such employment is deemed part time or full time. To the extent any such employment contract is written, a complete copy thereof has been delivered to Buyer. Schedule 3.18 (c) further sets forth (i) employees of any member of the Combined Group who have a protected status or are a representative of employees of any member of the Combined Group, (ii) former employees of any member of the Combined Group who have priority rehiring rights or to whom any member of the Combined Group is obligated in any respect and the nature of such obligations, and (iii) any employee of any member of the Combined Group who is employed by a Divested Subsidiary, the number of hours per week such employee is committed to provide services to such other Person and the compensation and other benefits such employee receives for such services from such Divested Subsidiary. Notwithstanding the foregoing, with respect to Schedule 3.18(c) Survivair shall not be required to disclose the job descriptions required by the immediately preceding clause
     (iv).

     3.19 Location of Off Site Assets. Except as set forth on Schedule 3.19 and except for goods in transit and financial assets, none of the tangible assets of the Company or any Purchased Subsidiary is located on any real property other than the Properties owned or leased by the Company or a Purchased Subsidiary as of the date hereof.

     3.20 Inventory. All inventory of each of the Company and the Purchased Subsidiaries has been and will be acquired in the ordinary course of business and consistent with its prior practice. Except as shown on Schedule 3.20, all of the inventory (including raw materials, work-in-process, finished goods, and all packing, packaging and instructional materials for the same) of Company and each Purchased Subsidiary as of March 31, 1997 is reflected (including any reserves therefor) in the Effective Date Balance Sheet, or was acquired thereafter and is, and as of the Closing will be, in good condition, not obsolete, defective or subject to any material backlog, and is and will be usable or salable in the usual and ordinary course of business within its normal inventory "turn" experience and is valued at the lower of cost (determined on a first-in first-out basis) or market value, except to the extent of the inventory reserves reflected in the Effective Date Balance Sheet. For purposes of the immediately preceding sentence, such reserves shall be determined in accordance with paragraph 2.8 of Schedule 3.6(b). Neither the Company nor any Purchased Subsidiary is under any liability or obligation with respect to the return or repurchase of any non defective goods in the possession of customers except for amounts which are not material and are consistent with historical levels of returns and allowances and have been appropriately provided for in the Effective Date Balance Sheet.

     3.21 Accounts Receivable. Schedule 3.21 lists (i) all of the accounts receivable of the Company or any Purchased Subsidiary in excess of Twenty-Five Thousand French Francs (FF 25,000) written off since December 31, 1995 or against which a specific reserve has been provided, and (ii) each account receivable of the Company or any Purchased Subsidiary not arising in the ordinary course of its business. Except as set forth on Schedule 3.21 or except for allowances or reserves for bad debt reflected in the Effective Date Balance Sheet, all of the accounts receivable of the Company and each Purchased Subsidiary of any nature as of the Effective Date will be collected in the usual and ordinary course of business without resort to legal proceedings and will be paid in cash, without any set-off, on or prior to the sixth month anniversary of the Effective Date. For purposes of determining compliance with the preceding sentence credit shall be given for the aggregate amount of accounts receivable collected during the six month period commencing on the Effective Date which had been written-off prior to the Effective Date. Schedule 3.21 sets forth a list of all accounts receivable of the Company and each Purchased Subsidiary in excess of Twenty-Five Thousand French Francs (FF 25,000) with an invoice date prior to July 1, 1996 that have not been paid on or prior to December 31, 1996.

     3.22 Agents. Except (i) as set forth on Schedule 3.22, (ii) for agents for service of process and customs brokers, and (iii) as provided in Section 3.12(i), neither the Company nor any Purchased Subsidiary has designated or appointed any Person to act for it or on its behalf pursuant to any power of attorney or agency which is presently in effect.

     3.23  Warranty  and Product  Liability  Claims.  (a) Except as disclosed on
Schedule 3.23(a), neither the Company nor any Purchased Subsidiary has made any express warranties or guaranties with respect to any products manufactured or sold or services rendered in the operation of its business, and no claims are pending or threatened or have been asserted during the past two (2) years that any product of the Company or any Purchased Subsidiary was defective or caused any injury or harm to any person or property other than routine product warranty claims, the cost of which are adequately reserved or provided for in the Financial Statements as of the respective dates thereof. All pending, threatened or asserted claims set forth on Schedule 3.23(a) are covered by insurance and are not subject to any deductibles other than the amount of the deductible set forth opposite such claim on such Schedule.

     (b) Schedule 3.23(b) sets forth all accidents involving, to the Knowledge of the Company, any product manufactured or sold by any member of the Combined Group or by any services rendered by any member of the Combined Group, regardless of whether a claim therefor has been asserted or threatened.

     3.24 No Brokers. Except with respect to Lazard Freres & Company, whose fees, commissions, costs and expenses shall be solely for the account of the Shareholders, neither any Seller, the Company nor any Subsidiary of the Company has employed any broker, finder, advisor or intermediary in connection with the transactions contemplated hereby which would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     3.25 No Other Agreements to Sell. Except for (i) the transfer of Shares by a Shareholder to one or more of the Sellers listed on Schedule 1-A (subject, however, to compliance with Section 5.17), (ii) the transactions contemplated by
Section 5.1(b), and (iii) the Divestiture, none of the Sellers, the Company or any of the Purchased Subsidiaries is a party to any agreement to sell all or a portion of any of the capital stock of the Company or any Purchased Subsidiary or any of their respective assets (other than the sale of inventory in the ordinary course of business) to any Person other than Buyer.

     3.26 Disclosure. No statement contained in this Agreement and the Schedules hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     3.27 [Intentionally Omitted]

     3.28 Copies of Documents. The Shareholders have caused to be delivered to the Buyer and its advisers, true, complete and correct copies of all documents referred to in this Article III or in any Schedule attached hereto.

     3.29 Intercompany Accounts. Schedule 3.29 sets forth (i) all intercompany loans payable and intercompany loans receivable (a) among entities within the Combined Group, and (b) among any member of the Combined Group, on the one hand, and any Divested Subsidiary, on the other hand, in each case at December 31, 1996.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer hereby represents and warrants the following to each Shareholder. Except as specifically limited, all such representations and warranties are given as of the date hereof and as of the Closing as if made on and as of the Closing. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty:

     4.1 Organization. Buyer is a societe anonyme duly organized and validly existing under the laws of France and has the corporate power and authority to carry on its business as now being conducted. Buyer has, prior to the execution of this Agreement, made available to the Company a copy of its Charter and statuts, each as in effect on the date hereof.

     4.2 Authority; Binding Effect. Buyer has the necessary corporate power and authority to enter into each Purchase Document to which it is a party and to consummate the transactions contemplated thereby. The Board of Directors of Buyer has duly authorized the execution, delivery and performance of the Purchase Documents to which Buyer is a party and the consummation of the transactions contemplated thereby. No other corporate action or proceeding on the part of Buyer is necessary to authorize the execution and delivery of such Purchase Documents or the consummation by Buyer of the transactions contemplated thereby. When fully executed and delivered, such Purchase Documents will constitute valid and binding agreements of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.3 Non-Contravention. Neither the execution and delivery by Buyer of any Purchase Document to which Buyer is a party nor the consummation by Buyer of the transactions contemplated thereby (a) will violate any provision of the Charter or statuts of Buyer, or (b) will violate or conflict with any applicable statute, law, ordinance, rule, regulation, order, judgment or decree applicable to Buyer. Except for approval by the Board of Directors of Buyer, which has already been obtained, and the HSR Approval, neither the execution or delivery by Buyer of any Purchase Document to which Buyer is a party nor the consummation of the transactions contemplated thereby will require the consent, authorization or approval of, or notice to or filing or registration with, any Person.

                                    ARTICLE V

                        FURTHER AGREEMENTS OF THE PARTIES
                        ---------------------------------

     5.1 Conduct of Business Prior to Closing. (a) Except as provided in Section 5.1(b) or Section 5.14, from the Effective Date through the Closing, the Shareholders shall cause the Company and each Purchased Subsidiary to carry on its business in the ordinary course and consistent with prior practice. Without limiting the foregoing, except as contemplated by this Agreement, the Shareholders shall cause the Company and each Purchased Subsidiary to:

               (i) use all reasonable efforts to preserve intact its business and assets;

               (ii)  use  all   reasonable   efforts  to  preserve  its  present
          relationships with suppliers, distributors and customers;

               (iii) maintain its accounting policies and its books, accounts and records in the usual and ordinary manner;

               (iv) maintain its assets in good repair and operating condition, ordinary wear and tear excepted;

               (v) maintain its Insurance Policies as in effect on the date hereof; and

               (vi) make no material change in the character of its business.

Without limiting the foregoing, except as contemplated by this Agreement, the Sellers shall not permit the Company or any Purchased Subsidiary to do any of the following or to enter into any contract, agreement, commitment or arrangement to do any of the following:

               (i) except with respect to the transactions contemplated by this Agreement, incur or become subject to, or agree to incur or become subject to, any liability (whether secured or unsecured, accrued, absolute, contingent or otherwise), except (a) any such liabilities incurred in the ordinary course of its business, consistent with past practice, the outstanding amount of any of which shall not exceed, at any time, FF 1,000,000, and (b) loans to officers, directors or employees of the Company or any Purchased Subsidiary made in the ordinary course of business but not exceeding FF 20,000 at any time outstanding for any such Person;

               (ii) except with respect to the transactions contemplated by this Agreement, enter into any commitment not terminable in less than thirty (30) days;

               (iii) split, combine or reclassify any of its capital stock or issue any other security in respect of, in lieu of or in substitution therefor, or repurchase, redeem or otherwise acquire any of its shares of capital stock;

               (iv) issue, deliver, pledge, encumber, sell or purchase any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any shares of its capital stock or other convertible securities of the Company or any Purchased Subsidiary;

               (v) acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business, corporation, partnership, association or other business organization, or any division thereof;

               (vi) amend its Charter, statuts or by-laws;

               (vii) change its accounting methods, principles or investment practices, actuarial practices, underwriting standards or retention policies, claims, payment and processing practices, policies regarding intercompany transactions or other policies or practices affecting its assets, liabilities or business;

               (viii) amend, cancel, terminate (other than by its terms) or waive any provision of any Contract to which it is a party which required, requires or is anticipated to require payments in excess of FF 50,000, in the aggregate, in any twelve-month period;

               (ix) grant a Lien;

               (x) grant any general pay increases to its employees, officers or directors or change the rate of compensation, commission, bonus or other remuneration payable to any of its employees, directors, officers, agents or shareholders;

               (xi) enter into any employment, compensation or other agreement with any of its officers, directors, shareholders, Affiliates, employees or agents (other than in connection with the hiring of new employees in the ordinary course of business at an annual compensation not in excess of FF 160,000 for any person) or terminate the employment of any of its officers or employees;

               (xii) cancel or establish any Employee Plan or Company Benefit Plan, make any payments or distributions under any Employee Plan or Company Benefit Plan existing on the date hereof or modify any Employee Plan or Company Benefit Plan;

               (xiii) cancel or compromise any of its claims or liabilities other than in the ordinary course of business or pay, cancel, waive or discharge any Lien other than in the ordinary course of business except as disclosed in Schedule 5.1(xiii);

               (xiv) make, pay, set aside or declare any dividends or make other distributions to any Person in respect of their ownership of any capital stock of the Company or any Purchased Subsidiary;

               (xv) acquire or commit to acquire any capital assets having a cost in excess of FF 100,000 in any instance or FF 500,000 in the aggregate for the Combined Group, except as disclosed in Schedule 5.1(xv);

               (xvi) except for the sale of inventory in the ordinary course of business and the sale or disposition of obsolete or unutilized assets in accordance with existing written policy, sell, assign, transfer, convey, lease or otherwise dispose of any of its assets or properties;

               (xvii) do or omit to do anything which would cause any of the representations and warranties in Article III to be or become untrue;

               (xviii) enter into any lease, whether as lessor or lessee, for real property or incur any obligation to enter into any such lease or purchase any real property;

               (xix) dispose of or permit the lapse of any Intellectual Property Rights; or

               (xx) sell any marketable securities.

          (b) The Sellers, the Company or any Subsidiary of the Company may take any action as may be required to give effect to the Divestiture, the purchase and conversion of the Convertible Bonds (as provided in Section 5.14) and the execution and delivery of the Operating Agreements, and such actions, provided they are consistent with the requirements of the Divestiture, such purchase of the Convertible Bonds and the Operating Agreements shall not be deemed a breach of any representation, warranty or covenant of the Sellers hereunder; provided, however, to the extent not attached hereto as part of Exhibit E, the Operating Agreements shall be in form and substance satisfactory to Buyer. Neither the Company nor any Purchased Subsidiary shall disburse any of the proceeds of the Divestiture.

          (c) The Shareholders shall cause the parties to the Operating Agreements to execute and deliver such Agreements on or prior to the Closing and shall deliver a copy thereof to Buyer at the Closing.

     5.2 Maintenance of Corporate Existence. The Shareholders shall cause the Company and each Purchased Subsidiary (i) to maintain its corporate existence in its jurisdiction of incorporation, and (ii) to be in good standing in its jurisdiction of incorporation and in such other countries and States in which the conduct of its business or the maintenance of its assets requires it to be in good standing.

     5.3 Filings; Other Action.

          (a) The Shareholders shall cause the Company and each Purchased Subsidiary to and Buyer shall (a) use all best efforts to cooperate with one another in (i) determining which filings or registrations are required to be made prior to the Closing with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing from, any Governmental Entity in connection with the execution and delivery of each Purchase Document and the consummation of the transactions contemplated thereby, and (ii) timely make all such filings and registration and timely seek all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by each Purchase Document.

          (b) Without limiting the generality of the foregoing, the Buyer and the Company shall file Premerger Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, it being agreed that the Shareholders cause the forms required to be filed by the Company or any Subsidiary under the HSR Act no later than April 17, 1997. Within one Business Day of Buyer's receipt of written notice that such filing has been made, Buyer shall file all necessary applications and forms required to be filed by it under the HSR Act with respect to the transactions contemplated hereby.

     5.4 Access to Information. The Shareholders shall, and shall cause the officers and employees of the Company and each Subsidiary of the Company to, afford Buyer and its representatives complete access at all reasonable times to the properties, books and records of the Company and each such Subsidiary.

     5.5 Publicity. Prior to the Closing neither Buyer nor any Seller shall, nor shall any Seller permit the Company or any Subsidiary of the Company to, issue a press release or make any public announcement concerning the transactions contemplated by this Agreement, except (i) as may be agreed upon by Buyer and any Shareholder, or (ii) as Buyer shall be required under applicable securities laws.

     5.6 Bank Accounts. At least two weeks prior to the Closing the Shareholders shall deliver to Buyer a list setting forth all banks and other financial institutions with which the Company or any Purchased Subsidiary maintains an account or a safe deposit box, showing the account numbers of all such accounts and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. The Shareholders shall cause the Company and each Subsidiary of the Company to cooperate with Buyer and to execute all necessary documentation to effect fully any changes desired, as of the Closing, by Buyer in the persons authorized as signatories thereon or to act or deal in connection therewith.

     5.7 No Solicitation of Transactions. Except for the transfer of Shares by a Shareholder to one or more of the Sellers listed on Schedule 1-A (subject, however, to compliance with Section 5.17), the transactions contemplated by
Section 5.1(c) and the Divestiture, from the date hereof through the Closing, the Sellers will not, nor will the Sellers permit the Company or any Subsidiary of the Company to, directly or indirectly, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person or group of Persons (other than Buyer and its representatives) relating to any acquisition or purchase of any assets of, or any equity interest in, the Company or any Purchased Subsidiary or any merger, consolidation or business combination with the Company or any Purchased Subsidiary.

     5.8 Taxes and Fees. The Sellers shall pay all sales, use, transfer, real estate transfer, registration, excise and other similar Taxes and fees (including stamp duties) resulting from the consummation of the transactions contemplated hereby. The Shareholders shall pay all fees, costs and expenses incurred by or for the account of any Seller, the Company or any Subsidiary of the Company in connection with the negotiation, execution and delivery of the Purchase Documents and the consummation of the transactions contemplated thereby, including, without limitation, the fees, costs and expenses of counsel to the Sellers, the Company and each Subsidiary of the Company, and the fees, costs and expenses of the accountants of the Sellers, the Company and each Subsidiary of the Company to the extent such accountants' fees, costs and expenses exceeds FF 427,500; provided, however, Buyer shall pay the taxes due for registration of the Transfer Agreements in the applicable office of the Recette des Impots up to a maximum of FF 80,000. The Shareholders shall also be responsible for all income and/or capital gains Tax assessed or payable in connection with the consummation of the transactions contemplated hereby.

     5.9 Cooperation. Each party shall provide the other with such cooperation as may reasonably be requested, at the expense of the requesting party (unless the requesting party is to be indemnified with respect thereto, in which case such cooperation shall be given at the expense of the indemnifying party), in connection with the post-Closing matters contemplated by this Agreement, including, without limitation, the defense of any claims whether existing as of the Closing or arising thereafter out of, or relating to, an occurrence or event happening before, on or after the Closing, including without limitation by making available all books and records relating thereto and all employees having knowledge of the matters in controversy; provided, however, Buyer shall not be required to make available employees of the Company or any Purchased Subsidiary for more than one day unless (i) Shareholders shall compensate the employer of such employee for such time and reimburse all travel and other related costs, and (ii) such time shall not unreasonably inconvenience such employer, in the sole judgment of such employer.

     5.10 Access to Books and Records. Each party shall make available to the other such books and records of the Company and the Purchased Subsidiaries in its possession and, in the case of the Buyer, in the possession of the Company or a Purchased Subsidiary, as may be required by the other party in connection with any legal, regulatory or administrative proceeding including Tax audit or investigation and in connection with any covenant, indemnity or other agreement contained herein. Such books and records will be open for inspection upon reasonable notice during regular business hours. Neither the Buyer nor the Sellers shall be required to provide the other with such books and records already in its possession and neither the Buyer nor the Shareholders nor the Company shall be required to treat the books and records of the Company or the Purchased Subsidiaries other than in accordance with their regular document retention practices.

     5.11 Delivery of US GAAP Financials. The Shareholders shall deliver to Buyer on or before May 31, 1997 a copy of the US GAAP Financials.

     5.12 Sellers' Representative. The Sellers hereby authorize and direct Francis Berend to act as Sellers' Representative (in such capacity, the "Sellers' Representative") and to make any and all decisions to be made and to take or omit to take any and all actions which may be made or be taken by any Seller under any Purchase Document, including, without limitation, initialing this Agreement and the Exhibits and the Schedules hereto, executing any certificates required by any Purchase Document on behalf of any Seller, receiving distributions thereunder and making disbursements thereunder, making, compromising or paying claims for indemnification as contemplated by Article VIII, and receiving notices pursuant to section 1690 of the French Civil Code. All out-of-pocket expenses incurred by the Sellers' Representative in acting on behalf of the Sellers with respect to such matters shall be for the account of the Shareholders. In the event of the death or disability of Francis Berend, or at the written designation of Francis Berend, and upon receipt of written notice thereof by Buyer, Philippe Berend shall become the successor Sellers' Representative without any further action of any other Seller.

     5.13 Incomplete Schedules. Shareholders and Buyer acknowledge that Schedules 1-A 2.3(b)(i)-A and 3.2-A are incomplete or omitted on the date of execution of this Agreement. Shareholders shall deliver such Schedules, together with all supporting documentation, to Buyer prior to the Closing.

     5.14 Convertible Bonds. The Sellers shall acquire all of the Convertible Bonds free and clear of any Lien and shall convert them into 5,000 shares of capital stock of the Company prior to the Closing.

     5.15 Schedule Disclosures; Ability to Update. Although a particular Schedule reference is indicated, disclosure with respect to one Schedule shall be deemed disclosure under each other Schedule to this Agreement, where information in such other Schedule is specifically referenced. From time to time prior to the Closing, Sellers will promptly supplement or amend the Schedules (and provide Buyer with all applicable documents relating to such supplement or amendment) with respect to any matter which may arise after the date hereof and which would have been required to be set forth or described in such Schedules and which matter does not arise as a result of a breach or default under any representation, warranty or covenant of the Shareholders or Sellers in this Agreement; provided, however, Buyer shall have the right to terminate this Agreement within ten (10) days of its receipt of such supplemented or amended Schedules if all or any part of such supplemented or amended information is deemed by Buyer, in its reasonable discretion, to have a Material Adverse Effect on any member of the Combined Group.

     5.16 Insurance Coverage. With respect to the Company and each Purchased Subsidiary, the Buyer will, for the lesser of two (2) years following the Closing or the period during which either it or an Affiliate of Buyer owns the Company or such Purchased Subsidiary cause the Company or such Purchased Subsidiary, as the case may be, to maintain "claims made" or "occurrence" insurance coverage which is substantially comparable to that in force as of the Closing, and the Sellers will cause each of the Divested Subsidiaries to also maintain such insurance coverage comparable to that in force as of the Closing.

     5.17 Transfer of Shares to a Seller. Prior to the Closing any Shareholder may transfer all or any part of the Shares held by such Shareholder to one or more of the Sellers set forth on Schedule 1-A provided that contemporaneously with such transfer each such Seller executes this Agreement on the signature pages hereto and within two (2) Business Days of such transfer delivers three
(3) originals of such signature pages to Buyer.

     5.18 Comasec Name. Within 60 days after the Closing, the Company and the Purchased Subsidiaries shall discontinue using the name "COMASEC" as part of any corporate name and within 360 days after the Closing the Buyer shall discontinue using the name "COMASEC" in connection with its operations (e.g. stationery, forms, dies, products and packaging).

     5.19   Collection  of   Receivables.

          (a) After the Closing, Buyer shall cause the Company and the Purchased Subsidiaries to use their reasonable efforts, consistent with prior business practices of the Company and the Purchased Subsidiaries, to collect all accounts receivable reflected in the Effective Date Balance Sheet. With respect to any payments on accounts receivable reflected in the Effective Date Balance Sheet, Buyer shall apply such payments in the order of the oldest invoice first unless the customer shall have rejected the goods covered thereby, or shall have otherwise disputed the invoice to which a payment must be applied. Buyer shall give the Shareholders reasonable access to the books and records of the Company and the Purchased Subsidiaries to verify any accounts receivable with respect to which any claim under Section 5.19(b) is made. Buyers shall not take any action to vary the terms of payment of any such account receivable set forth on the Effective Date Balance Sheet, except to extend the payment date to no longer than 180 days after the normal due date.

          (b) Thirty (30) days after the date by which all accounts receivable are to be collected as specified in Section 3.21, the Buyer shall notify the Shareholders (the "Receivable Notice Date") of all accounts receivable described in Section 3.21 which remain uncollected and Buyer shall have the right to exercise the Guarantees (subject to the terms and provisions of Section 8.1(h)) for an amount equal to the aggregate amount of such uncollected accounts receivable minus an amount equal to the sum of (i) the specific reserves, if any, therefor set forth in the Effective Date Balance Sheet, and (ii) the aggregate amount of accounts receivable collected during the six month period commencing on the Effective Date which had been written-off prior to the Effective Date. Each account receivable for which Buyer claims indemnification and which remains uncollected as of the Receivable Notice Date shall be assigned to the Sellers' Representative, for collection for the Shareholders' account if Shareholders shall so request. If Buyer subsequently collects any receivable assigned to the Shareholders pursuant to this Section 5.19, Buyer shall remit amounts so collected to the Shareholders to the extent of any amounts actually paid by the Shareholders to Buyer for such receivable.

     5.20 Sale of Inventory.

          (a) After the Closing, Buyer shall cause the Company and the Purchased Subsidiaries to use their reasonable efforts, consistent with prior business practices of the Company and the Purchased Subsidiaries, to use or sell the inventory reflected in the Effective Date Balance Sheet on a first-in first-out basis.

          (b) Within thirty (30) days after the date by which all inventory is to be used or sold as specified in Section 3.20 the Buyer shall notify the Shareholders (the "Inventory Notice Date") of all inventory described in
     Section 3.20 which remains unused or unsold and Buyer shall have the right to exercise the Guarantees (subject to the terms and provisions of Section 8.1(h)) for an amount equal to the book value of such unused or unsold inventory minus an amount equal to the reserves for inventory, if any, reflected in the Effective Date Balance Sheet.

     5.21 Net Financial Indebtedness. The Shareholders shall use their best efforts to cause the Company and all its Subsidiaries to conduct their business so that the amount of the Net Financial Indebtedness as of the Closing will not exceed FF 56,000,000.

     5.22 Joint and Several. All representations, warranties and covenants of the Shareholders set forth in this Article V shall be the joint and several representations, warranties and covenants of the Shareholders. All representations, warranties and covenants of the Sellers set forth in Article V shall be the joint and several representations, warranties and covenants of the Sellers.

     5.23 Sellers' Confidentiality.

          (a) Each Seller agrees that unless authorized or instructed in writing by the Company, such Seller shall not permit, suffer or cause any Divested Subsidiary or Affiliate thereof, except to the extent disclosure by such Seller or the applicable Divested Subsidiary is required pursuant to an order or requirement of a court, administrative agency or other governmental body, to disclose to others, or use, any inventions, discoveries, secrets or confidential information, knowledge or data (whether in oral, written or machine-readable form) of any member of the Combined Group (regardless of whether such inventions, discoveries, secrets, information, knowledge or data have been designated as secret or confidential by any member of the Combined Group) unless and until, and then to the extent and only to the extent that, such inventions, discoveries, secrets, information, knowledge or data become available to the public otherwise than by a violation of this clause.

          (b) No Seller shall, except to the extent disclosure by such Seller or the applicable Divested Subsidiary is required pursuant to an order or requirement of a court, administrative agency or other governmental body, permit, suffer or cause any Divested Subsidiary or any Affiliate thereof to disclose to others, or use, any of the information relating to present and prospective customers of any member of the Combined Group (excluding existing customers which they have in common), business dealings with such customers, prospective sales and advertising programs and agreements with any member of the Combined Group, present or prospective sources of supply or any other business arrangements of any member of the Combined Group, including, but not limited to, customers, customer lists, costs, prices and earnings, unless and until, and then to the extent and only to the extent that, such information becomes available to the public otherwise than by a Seller's act or omission.

          (c) Each Seller shall inform the Divested Subsidiaries and each Affiliate thereof that all improvements, developments, discoveries, computer software, computer programs, records, reports, documents, photographs, catalogs and other writings which relate to current or likely future business of any member of the Combined Group are the sole and exclusive property of such member of the Combined Group and any of such matter in the hands of any Divested Subsidiary or any Affiliate thereof shall be promptly destroyed or returned to the member of the Combined Group from which it originated.

          (d) No Seller shall permit, suffer or cause any Divested Subsidiary or any Affiliate thereof to solicit or attempt to solicit any employee of any member of the Combined Group to leave the employ of such member of the Combined Group, or during the five years following the Closing, to employ any such employee who has been compensated at a level of at least US $50,000 (or its equivalent) per annum.

          (e) Each Seller agrees that a remedy at law for any breach of the foregoing covenants would be inadequate and that Buyer shall be entitled to a temporary and permanent injunction or any order for specific performance of such covenants without the necessity of proving actual damages.

     5.24 Buyer's Confidentiality.

          (a) Buyer agrees that unless authorized or instructed in writing by any Divested Subsidiary, Buyer shall not permit, suffer or cause any member of the Combined Group or Affiliate thereof, except to the extent disclosure by such Seller or the applicable member of the Combined Group is required pursuant to an order or requirement of a court, administrative agency or other governmental body, to disclose to others, or use, any inventions, discoveries, secrets or confidential information, knowledge or data (whether in oral, written or machine-readable form) of any member of the Combined Group (regardless of whether such inventions, discoveries, secrets, information, knowledge or data have been designated as secret or confidential by any member of the Combined Group) unless and until, and then to the extent and only to the extent that, such inventions, discoveries, secrets, information, knowledge or data become available to the public otherwise than by a violation of this clause.

          (b) Buyer shall not, except to the extent disclosure by Buyer or the applicable member of the Combined is required pursuant to an order or requirement of a court, administrative agency or other governmental body, permit, suffer or cause any member of the Combined Group or any Affiliate thereof to disclose to others, or use, any of the information relating to present and prospective customers of any Divested Subsidiary (excluding existing customers which they have in common), business dealings with such customers, prospective sales and advertising programs and agreements with any Divested Subsidiary present or prospective sources of supply or any other business arrangements of any member of the Divested Subsidiary, including, but not limited to, customers, customer lists, costs, prices and earnings, unless and until, and then to the extent and only to the extent that, such information becomes available to the public otherwise than by a Seller's act or omission.

          (c) Each Seller shall inform the Divested Subsidiaries and each Affiliate thereof that all improvements, developments, discoveries, computer software, computer programs, records, reports, documents, photographs, catalogs and other writings which relate to current or likely future business of any member of the Combined Group are the sole and exclusive property of such member of the Combined Group and any of such matter in the hands of any Divested Subsidiary or any Affiliate thereof shall be promptly destroyed or returned to the member of the Combined Group from which it originated.

          (d) The Buyer and its Affiliates shall not solicit or attempt to solicit any employee of any member of the Divested Subsidiaries to leave the employ of such member of the Divested Subsidiaries, or during the five years following the Closing, to employ any such employee who has been compensated at a level of at least US $50,000 (or its equivalent) per annum.

          (e) Each Seller agrees that a remedy at law for any breach of the foregoing covenants would be inadequate and that Buyer shall be entitled to a temporary and permanent injunction or any order for specific performance of such covenants without the necessity of proving actual damages.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING
                              ---------------------

     6.1 Conditions to Obligations of Shareholders. The obligations of each Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Shareholders, in their sole discretion, shall waive such fulfillment:

          (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing, and Sellers' Representative shall have received from an authorized executive officer of Buyer a certificate, dated as of the Closing, to such effect.

          (b) Covenants. All covenants contained in this Agreement to be complied with by Buyer on or before the Closing shall have been complied with in all material respects, and Sellers' Representative shall have received from an authorized executive officer of Buyer a certificate, dated as of the Closing, to such effect.

          (c) Opinion of Buyer's Counsel. Sellers' Representative shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel to Buyer, dated as of the Closing, in the form attached hereto as Exhibit A and made a part hereof.

          (d) No Litigation. No suit, action or other proceeding shall be pending or threatened before any court or Governmental Entity as of the Closing seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of any Purchase Document, or the consummation of the transactions contemplated thereby, and Sellers' Representative shall have received from Buyer a certificate, dated as of the Closing, of an authorized executive officer of Buyer to such effect.

          (e) Chairman's Certificate. Sellers' Representative shall have received from Buyer a certificate executed by its Chairman certifying (i) copies of resolutions duly adopted by the Board of Directors of Buyer authorizing the execution and delivery by Buyer of each Purchase Document to which Buyer is a party and the performance of the transactions contemplated thereby, and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing, (ii) the statuts of Buyer to be true and complete as of the Closing, (iii) the name, title and signature of the officers of Buyer authorized to execute and deliver each Purchase Document to which Buyer is a party, and (iv) that Buyer has not taken any proceedings for the dissolution or liquidation of Buyer.

          (f) Certificate of Existence. Buyer shall have delivered to Sellers' Representative a K-bis extract issued by the competent Registry of Commerce, dated as of a date no earlier than thirty (30) days prior to the Closing, evidencing the existence of Buyer in such jurisdiction.

          (g) HSR Approval. The HSR Approval shall have been obtained.

     The agreements, certificates, documents, other evidence of compliance and opinion described in this Section 6.1 shall be in form and substance satisfactory to Sellers' Representative in his sole discretion and shall, except as otherwise provided, be delivered to the Sellers' Representative at the Closing.

     6.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following further conditions, unless Buyer, in its sole discretion, shall waive such fulfillment:

          (a) Representations and Warranties. Each of the representations and warranties of each Shareholder contained in each Purchase Document to which such Shareholder is a party shall be true and correct in all material respects as of the Closing as if such representations and warranties were made as of the Closing and Buyer shall have received a certificate of Sellers' Representative, dated as of the Closing, to such effect. For purposes of this Section 6.2(a), a material breach of a representation or warranty shall mean one or more breaches that, individually or in the aggregate, have a Material Adverse Effect on the Company and the Purchased Subsidiaries taken as a whole.

          (b) Covenants. All covenants contained herein or in any other Purchase Document to be complied with by any Seller on or before the Closing shall have been complied with in all material respects and Buyer shall have received a certificate of Sellers' Representative, dated as of the Closing, to such effect. For purposes of this Section 6.2(b), a material breach of a covenant shall mean one or more breaches that, individually or in the aggregate, have a Material Adverse Effect on the Company and the Purchased Subsidiaries taken as a whole.

          (c) Opinion of Counsel. Buyer shall have received an opinion of Hughes Hubbard & Reed, counsel to each Seller, the Company and each Purchased Subsidiary, dated as of the Closing, in the form attached hereto as Exhibit B and made a part hereof.

          (d) No Litigation. No suit, action or other proceeding shall be pending or threatened before any court or Governmental Entity as of the Closing seeking to restrain, prohibit or to obtain damages or other relief in connection with, or as a consequence of, any Purchase Document or the consummation of the transactions contemplated thereby, and Buyer shall have received a certificate of Sellers' Representative, dated as of the Closing, to such effect.

          (e) Chairman's Certificate; Charter Documents. Buyer shall have received from Sellers' Representative a certificate executed by the Chairman of the Company certifying (i) copies of resolutions duly adopted by the Board of Directors of the Company authorizing or ratifying the execution and delivery by the Company of each Purchase Document to which the Company is a party and the performance of the transactions contemplated thereby, and that such resolutions have not been amended or rescinded and are in full force and effect as of the Closing, (ii) the statuts of the Company to be true and complete as of the Closing, (iii) the name, title and signature of the officers of the Company authorized to execute and deliver each Purchase Document to which the Company is a party, and (iv) that the Company has not taken any proceedings for the dissolution or liquidation of the Company. Buyer shall have received from the Shareholders or Sellers' Representative a copy of the organizational documents listed on
     Schedule 6.2(e) of the Company and each Purchased Subsidiary certified by the applicable authority set forth on Schedule 6.2(e), in each case as of a date no earlier than thirty (30) days prior to the Closing.

          (f) Certificate of Good Standing. The Shareholders or Sellers' Representative shall have delivered to Buyer:

               (i) with respect to each Purchased Subsidiary that is a US corporation, a certificate issued by the applicable authority set forth on Schedule 6.2(f), dated as of a date no earlier than thirty
          (30) days prior to the Closing, evidencing the good standing of such Purchased Subsidiary; and

               (ii) a K-Bis extract issued by the competent registry of commerce, dated as of a date no earlier than thirty (30) days prior to the Closing, evidencing the existence of the Company and Fenzy.

          (g) Payment Information. The Seller's Representatives shall have delivered to Buyer the amount of the Estimated Purchase Price to be paid to each Seller (based on such Seller's Ownership Percentage) on the Closing and the name of the bank and account number to which such amount is to be transferred on the Closing as provided in Section 2.3.

          (h) Divestiture. Buyer shall have received a certificate of Sellers' Representative, dated as of the Closing, certifying that the Divestiture has been fully completed in compliance with this Agreement, including, without limitation, Article VII, and that all consideration due and payable to any member of the Combined Group in connection with the Divestiture has been paid.

          (i) Lazard Letter. Sellers shall have received from Lazard Freres et Cie a letter in the form attached hereto as Exhibit F regarding, among other things, the fairness of the consideration received by the Company or any Purchased Subsidiary in connection with the Divestiture. The Shareholders shall bear the cost of such letter and shall have delivered a copy of the same to Buyer.

          (j) Share Transfer Forms/ Stock Certificates. The Sellers shall have delivered to Buyer (i) duly executed share transfer forms (ordres de mouvements de titres) which effectively transfer all of the Shares to Buyer, and (ii) stock certificates (for each Purchased Subsidiary which is a US corporation) or shareholder registries or other appropriate documentation for the Purchased Subsidiaries organized in jurisdictions having a book entry system to record share ownership.

          (k) Bank Accounts. The Shareholders or Sellers' Representative shall have delivered to Buyer the list required by Section 5.6.

          (l) Resignations. The Shareholders or Sellers' Representative shall have delivered to Buyer resignation letters executed by each of the directors and officers of the Company and the Purchased Subsidiaries;
     provided, however, that the foregoing shall not apply to employees of Survivair who have executed and delivered employment agreements (in a form approved by Buyer) to Survivair pursuant to which they are to be officers of Survivair after the Closing; and provided further that if any such resignation by a Person other than a Shareholder shall violate an existing employment agreement, the Shareholders shall give Buyer at least 10
     Business Days prior notice thereof, and such resignation shall not be required unless Buyer shall so request within 5 Business Days prior to the Closing.

          (m) Purchase Documents. Each Seller shall have executed and delivered to Buyer the Purchase Documents to which such Seller is a party and Sellers' Representative shall have filed the Transfer Agreements in the applicable office of the Recette des Impots and shall have paid all applicable filing and registration fees relating thereto, subject to the provisions of Section 5.8.

          (n) Consents. All consents, approvals and authorization of, and notices to and filings and registrations with, any Person that may be required to be made or obtained in connection with the transactions contemplated by any Purchase Document (including, without limitation, all filings and notices required pursuant to the HSR Act) shall have been made or obtained, and Buyer shall have received from Sellers' Representative a certificate, dated as of the Closing, to such effect.

          (o) Transactions between the Combined Group and the Divested Subsidiaries. The Shareholders shall have delivered to Buyer such agreements, documents and instruments as Buyer may request evidencing the release by each Divested Subsidiary of all obligations, indebtedness and liabilities (other than accounts payable arising in the ordinary course of business and which are not overdue) of the Company or any Purchased Subsidiary to such Divested Subsidiary and the termination of all agreements, documents and instruments evidencing such obligations, indebtedness and liabilities. All obligations, indebtedness and liabilities (other than accounts payable arising in the ordinary course of business and which are not overdue) of each Divested Subsidiary to the Company or any Purchased Subsidiary shall have been fully paid and performed and Buyer shall have received from each Shareholder or Sellers' Representative a certificate, dated as of the Closing, to such effect together with evidence of such payment and performance.

          (p) Bonds. The Convertible Bonds shall have been purchased by the Shareholders and converted into capital stock of the Company and Buyer shall have received from each Shareholder or Sellers' Representative a certificate to such effect.

          (q) Guarantees. The Shareholders shall have delivered to Buyer the Bank Guarantee and the Purchase Price Bank Guarantee, duly executed and issued.

          (r) Closing Material Adverse Effect. No Closing Material Adverse Effect shall have occurred.

          (s) Minute Books, etc. Shareholders shall deliver to Buyer on or prior to the Closing complete and correct minute books, stock certificate books and stock transfer ledgers of the Company and each Purchased Subsidiary.

     The agreements, certificates, documents, other evidence of compliance and opinions described in this Section 6.2 shall be in form and substance satisfactory to Buyer in its sole discretion and shall, except as otherwise provided, be delivered to Buyer at the Closing.

                                   ARTICLE VII

                                  DIVESTITURES
                                  ------------

     7.1 Divested Glove Subsidiaries.

     Each Shareholder hereby jointly and severally represents, warrants and covenants to Buyer as follows:

          (a) The Shareholders shall cause the Company and its relevant Subsidiaries to sell or otherwise convey to an entity to be organized and owned by one or more of the Sellers all of the authorized and outstanding share capital of the Divested Glove Subsidiaries with the exception of S.T.M. SARL (Tunisia) and S.B.C. SA which will be liquidated on or prior to the Closing. The procedures relating to these conveyances and liquidation along with the values involved in each of the transactions is set forth in
     Schedule 7.1. With respect to S.B.C. S.A., it is understood that it may be sold, liquidated or (subject to Buyer's prior written approval in its sole discretion) merged into the Company. In the case of a merger or liquidation the associated formalities may not be completed by the Closing. Buyer and Sellers shall cooperate in the completion of these formalities as quickly as possible, but in no case later than June 15, 1997. The liquidation proceeds (net of tax) or the net (after tax) amount contributed by the merged company will only be credited to the Sellers (without interest) upon the completion of all formalities and the determination by KPMG that there is no associated Intercompany Indebtedness.

          (b) The transactions described in Schedule 7.1 shall be consummated no later than the Closing so that there shall exist as of the Closing no rights, obligations, claims or indebtedness of any nature (including but not limited to intercompany loans payable or intercompany loans receivable) between the Divested Glove Subsidiaries and the Company or any of the Purchased Subsidiaries, or guarantees or obligations of the Company or any of the Purchased Subsidiaries, for the benefit, of any of the Divested Glove Subsidiaries which rights, obligations, guarantees, claims or indebtedness, other than rights and obligations which are not past due arising in the ordinary course of business associated with the purchase, distribution and sale of goods or services manufactured or provided by one or the other of the two groups, shall constitute the "Glove Intercompany Indebtedness".

          (c) The agreements evidencing the sale or conveyancing of the Divested Glove Subsidiaries (copies of which shall be delivered to Buyer by Shareholders at least five Business Days prior to the execution thereof and which shall be in form and substance reasonably satisfactory to Buyer) shall contain no commitments, covenants, representations or warranties by the Company or the Purchased Subsidiaries or the acquiror other than undertakings to (i) purchase and sell the shares in question, (ii) pay the purchase price in the manner described and (iii) carry out any legal formalities to consummate the transaction.

          (d) All Divestiture Expenses shall be for the sole account of the Shareholders who acknowledge that neither the Buyer nor the Company nor any Purchased Subsidiary shall have any liability therefor.

     7.2 Divested Interspiro Subsidiaries.

     Each Shareholder hereby jointly and severally represents, warrants and covenants to Buyer as follows:

          (a) The Shareholders shall cause the Company and its relevant Subsidiaries to sell or otherwise convey all of the authorized and outstanding share capital of the Divested Interspiro Subsidiaries to any Person other than a member of the Combined Group. The procedures relating to these conveyances along with the values involved in each of the transactions is set forth in Schedule 7.2.

          (b) The transactions described in Schedule 7.2 shall be consummated no later than the Closing so that there shall exist as of the Closing no rights, obligations, claims or indebtedness of any nature (including but not limited to intercompany loans payable or intercompany loans receivable) between the Divested Interspiro Subsidiaries and the Company or any of the Purchased Subsidiaries, or guarantees or obligations of the Company or any of the Purchased Subsidiaries for the benefit of any of the Divested Interspiro Subsidiaries, which rights, obligations, guarantees, claims or indebtedness other than rights and obligations which are not past due arising in the ordinary course of business associated with the purchase, distribution and sale of goods or services manufactured or provided by one or the other of the two groups, shall constitute the "Interspiro Intercompany Indebtedness".

          (c) The agreements evidencing the sale or conveyancing of the Divested Interspiro Subsidiaries (copies of which shall be delivered to Buyer by Shareholders at least five Business Days prior to the execution thereof and which shall be in form and substance satisfactory to Buyer) shall contain no commitments, covenants, representations or warranties by the Company or the Purchased Subsidiaries or the acquiror other than undertakings to (i) purchase and sell the shares in question, (ii) pay the purchase price in the manner described and (iii) carry out any legal formalities to consummate the transaction.

          (d) All Divestiture Expenses shall be for the sole account of the Shareholders who acknowledge that neither the Buyer nor the Company nor any Purchased Subsidiary shall have any liability therefor.

     7.3 Intercompany Indebtedness. If, notwithstanding the provisions of Sections 7.1(b) and 7.2(b), there exists Intercompany Indebtedness owed by any Divested Subsidiary to one or more of the members of the Combined Group as of the Closing, Shareholders shall pay to Buyer, within five days of demand therefor, an amount equal to such Intercompany Indebtedness. For purposes of this Section 7.3, all computations shall be determined in French Francs. To the extent that any amount included in such computations is expressed in a currency other than French Francs, such amount shall be converted to French Francs at the exchange rate offered by the Paris office of Banque Nationale de Paris as of the Closing. Any payment required to be made pursuant to this Section 7.3 shall bear interest from the Closing through the date of payment at an interest rate per annum equal to PIBOR in effect on the Closing, plus 75 basis points. If such payment is not timely made, Buyer shall have the right to exercise the Guarantees (subject to the terms and provisions of Section 8.1(h)) for an amount equal to such payment together with all accrued and unpaid interest through the date of such exercise.

     7.4 Proceeds of Divestiture. In the event that all or any portion of the consideration to be paid to any member of the Combined Group in connection with the Divestiture is in the form of a promissory note, such promissory note shall be paid in full, in cash, on or before the Closing.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

     8.1 Indemnification. (a) Each Shareholder jointly and severally agrees to indemnify and hold harmless Buyer and any Affiliate of Buyer (including, without limitation, Bacou USA) who directly or indirectly acquires control of the Company or any Purchased Subsidiary within six (6) months after the Closing, and their respective successors, assigns, shareholders, officers, directors, employees and agents (collectively, "Buyer Indemnitees" and individually a "Buyer Indemnitee") from and against and in respect of any liability, actions, suits, proceedings, demands, assessments, judgments, losses, claims, damages, costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs of investigation and analysis incurred by such Buyer Indemnitee (collectively, "Damages") with respect to (i) a breach of any representation or warranty or non-performance of any covenant of any Seller or Shareholder set forth in any Purchase Document or non-fulfillment of any agreement on the part of the Company, any Purchased Subsidiary or any Seller or Shareholder under the terms thereof, (ii) Divestiture Expenses, (iii) any and all liabilities and obligations (whether matured, contingent or otherwise, direct or indirect, now existing or hereafter arising, including, without limitation, all liabilities and obligations with respect to Taxes and Environmental Claims) of (x) the Company or a Purchased Subsidiary to any Divested Subsidiary (other than accounts payable arising in the ordinary course of business and which are not overdue, and accounts payable arising under the Operating Agreements or other obligations with respect thereto) and (y) any Divested Subsidiary with respect to which the Company or a Purchased Subsidiary may be liable, (iv) any claim, suit, investigation or proceeding against the Buyer, its Affiliates or the Company or any of the Purchased Subsidiaries or any of their respective assets or properties that arises out of or relates to the Divestiture or any part thereof, or any sale, issuance, purchase, redemption, repurchase or conversion of the Convertible Bonds or any capital stock issued upon any conversion thereof, (v) any claims by an employee or former employee of the Company or any Subsidiary of the Company for a breach of Article L 122-12 of the French Labor Code, or any other similar legislation in any other jurisdiction, by the Company, the Buyer or any of the Subsidiaries of the Company, including, but not limited to, claims for termination indemnities and/or damages, (vi) any product liability or warranty claims which arose on or prior to the Effective Date or which arose after the Effective Date but relate to a period on or before the Effective Date, to the extent, in either case, not covered by insurance (provided such claims shall not include the amount of any insurance deductible with respect thereto) or not reflected on the Effective Date Balance Sheet, or (vii) Environmental Claims (Damages with respect to the immediately preceding clauses, are hereinafter referred to as "Priority Claims" except for clauses (i) and (vii)).

          (b) Buyer agrees to indemnify and hold harmless the Shareholders and their respective heirs, successors and assigns (collectively, "Shareholder Indemnitees" and individually a "Shareholder Indemnitee") from and against and in respect of any Damages incurred by any such Shareholder Indemnitee with respect to a breach of any representation or warranty or non-performance of any covenant of Buyer set forth in this Agreement, or non-fulfillment of any agreement on the part of Buyer under the terms of this Agreement.

          (c) Except as provided in Section 8.1(e), anything contained in this Agreement to the contrary notwithstanding (i) no Shareholder shall be personally liable to any Buyer Indemnitee for any Damages for which such Buyer Indemnitee is entitled to indemnification pursuant to this Agreement until the aggregate amount for which all Buyer Indemnitees are entitled to indemnification under this Agreement exceeds FF 250,000 (the "Threshold") at which time the Shareholders shall be jointly and severally liable for all amounts in excess thereof up to and including a maximum aggregate amount of FF 75,000,000 (the "Maximum Amount"), and (ii) Buyer shall not be personally liable to any Shareholder Indemnitee for any Damages for which such Shareholder Indemnitee is entitled to indemnification pursuant to this Agreement until the aggregate amount for which all Shareholder Indemnitees are entitled to indemnification under this Agreement exceeds an amount equal to the Threshold at which time Buyer shall be liable for all amounts in excess thereof up to and including an amount equal to the Maximum Amount.

          (d) In determining the Threshold and in otherwise determining the amount to which Buyer Indemnitees are entitled to assert a claim for indemnification in connection with an alleged breach of the Shareholders representations, warranties and covenants under the Purchase Documents (i) Damages shall be determined net of any tax benefits related to such Damages to the extent that such tax benefits are actually usable by the Buyer, the Company or the Purchased Subsidiaries in the year in which such Damages were booked (which tax benefits shall be conclusively determined by Buyer's independent accounting firm), and (ii) no item of Damage shall be included in such determination if the gross amount thereof is less than FF 1,000. All Damages shall be determined net of any insurance proceeds actually received relating thereto.

          (e) The indemnification obligations of the Shareholders and Buyer as provided in this Agreement shall only be with respect to indemnification claims made by Buyer or the Shareholders, as the case may be, within two
     (2) years after the Closing; provided, however, the indemnification obligations of the Shareholders with respect to:

               (i) Priority Claims;

               (ii) fraud or intentional misrepresentation; or

               (iii) a breach of Sections 2.5 (Post-Closing Adjustment of Estimated Purchase Price), 3.2 (Authorized Capitalization; Outstanding Stock), 3.12 (Tax Matters), 3.15 (Employee Benefit Plans) (to the extent such breach relates to the payment of social security, national health or other similar Benefit Arrangements required by applicable law), 5.8 (Taxes and Fees) or 7.3 (Intercompany Indebtedness);

shall (A) survive until thirty (30) days after the expiration of the applicable statute of limitations (including any extensions thereof); (B) not be subject to the Threshold requirements set forth in Section 8.1(c) and shall not be included in any computation to determine whether the Threshold has been reached; and (C) together with any indemnification obligations of the Shareholders with respect to a breach of Section 3.9 (Environmental Claims), not be subject to the Maximum Amount limitation and shall not be included in any computation to determine whether the Maximum Amount has been reached. Without limiting Buyer's rights and remedies hereunder (including, without limitation, Buyer's right to proceed directly against any Shareholder), all or any part of the indemnification obligations of any Shareholder hereunder may, at the sole election of the Buyer Indemnitee, be paid by drawing down under the Guarantees in accordance with the terms and provisions of Section 8.1(h).

          (f) Promptly after receipt by an indemnified  party under this Section
     8.1 of notice of any third party claim or the commencement of any action by a third party, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.1, notify the indemnifying party in writing of the claim or the commencement of that action stating in reasonable detail the nature and basis of such claim and a good faith estimate of the amount thereof, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party unless and only to the extent such failure materially prejudices the ability of the indemnifying party to defend against or mitigate damages arising out of such claim. If any claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to assume the defense thereof at its expense with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable for other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the indemnifying party elects not to assume such defense, the indemnified party may retain counsel satisfactory to it and to defend, compromise or settle such claim on behalf of and for the account and risk of the indemnifying party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefore are received; and, provided further that the indemnified party shall not consent to entry of any judgment or enter into any settlement or compromise without the written consent of the indemnifying party which consent shall not be unreasonably withheld. In the event the indemnifying party is one or more of the Sellers, such consent may be given by the Sellers' Representative. Buyer and each Shareholder shall render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding, including, without limitation, making available to each other such documents, books, records and financial data of any sort as may reasonably be requested. The indemnified party shall also have the right to select its own counsel, at its own expense, to represent the indemnified party and to participate in the defense of such claim, as applicable. Any claim for indemnification based on a third-party claim shall only be payable when such third-party claim, other than expenses for counsel (as provided above) and other out-of-pocket expenses reasonably incurred in the defense of such claim, shall have been settled or such claim has been fully and finally determined and shall not be on appeal, or the indemnified party is otherwise required to perform or make payment.

          (g) Notwithstanding the definition of "Damages", except with respect to legal fees arising with respect to or related to claims by third parties, the term "Damages", with respect to any particular claim for Damages shall not be deemed to include legal fees which shall exceed 100% of the amount of indemnification owed to any Buyer Indemnitee.

          (h) With respect to any Damages for which Buyer is entitled to indemnification pursuant to this Agreement and that are to be satisfied from the proceeds of the Guarantees, Buyer shall deliver to Sellers' Representative notice of such claim for Damages together with one of the documents referred to in Exhibit 1 to either of the Guarantees (each of the foregoing documents, a "Guarantee Notice"). If within thirty (30) days after Sellers' Representative's receipt of a Guarantee Notice the Shareholders have not paid such claim (regardless of the reason for such non-payment), Buyer may, in its sole discretion, draw down under the Guarantees in an amount up to such claim. Buyer shall also deliver to Sellers' Representative such other documents with respect to such claim as Sellers' Representative may reasonably request but such request shall not affect the aforementioned thirty-day period or Buyer's right to draw down under the Guarantees with respect to such claim. All funds that have been advanced by a bank under a Guarantee and that were not due or that were not awarded by a court decision or arbitration sentence will be returned to the Sellers' Representative.

                                   ARTICLE IX

                                   TERMINATION
                                   -----------

     9.1  Termination.  Subject to the provisions of Section 9.2, this Agreement
may  be   terminated   by  written   notice  given  by  Buyer  or  the  Sellers'
Representative to the other:

          (a) by the mutual consent of Buyer and the Sellers' Representative;

          (b) by either Buyer or the Sellers' Representative, if the Closing has not occurred on or before 12:00 Midnight (Paris, France time) on the latest date set forth in Section 2.1; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or before such date;

          (c) by Buyer in the event of a breach by the Shareholders of any provision of this Agreement which shall have a Closing Material Adverse Effect; or

          (d) by the Sellers' Representative in the event of a material breach by Buyer of this Agreement following 20 Business Days Notice to Buyer and opportunity to cure.

Nothing set forth in this Section 9.1 shall relieve any party of any liability for a breach of this Agreement.

     9.2 Specific Performance. The obligations of the Sellers and Buyer under this Agreement are unique. If either the Sellers or Buyer should default in their respective obligations under this Agreement, the Sellers and Buyer acknowledge that it would be extremely impracticable to measure the resulting damages. Accordingly, the Shareholders and Buyer may, in addition to any other available rights or remedies, sue in equity for specific performance, and hereby expressly waive the defense that a remedy in damages will be adequate.

                                    ARTICLE X

                                     GENERAL
                                     -------

     10.1 Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto. Any failure of any party to comply with any obligation, agreement or condition hereunder may only be waived in writing by the other party but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

     10.2 Notices. Any notices or other communications required to be given pursuant to this Agreement shall be in writing and shall be deemed given: (i) upon delivery, if by hand; (ii) three (3) Business Days after mailing, if sent by registered or certified mail, postage prepaid, return receipt requested;
(iii) one (1) Business Day after mailing, if sent via overnight courier; or (iv) upon transmission, if sent by telex or facsimile except that if such notice or other communication is received by telex or facsimile after 5:00 p.m. on a Business Day at the place of receipt, it shall be effective as of the following Business Day. All notices and other communications hereunder shall be given as follows:

      (a)      If to Buyer, to it at:

               Bacou, S.A.
               Zone Industrielle Paris Nord II
               13, rue de la Perdrix
               P.B. 50398
               95943 Roissy Charles-de-Gaulle Cedex
               France
               Attention:  Philippe Bacou,
                           Chairman, President and CEO
                           Telephone No.: 011-33-14-990-7000
                           Telecopier No.: 011-33-14-990-7058

      with a copy to:

               Bacou USA, Inc.
               10 Thurber Boulevard
               Smithfield, Rhode Island 02917
               Attention:  Philip B. Barr, Jr.
                           Telephone No.:  (401) 232-1200
                           Telecopier No.:  (401) 232-2230

               and

               Cleary, Gottlieb, Steen & Hamilton
               41, avenue de Friedland
               75008 Paris, France
               Attn:  Mr. Jean-Michel Tron
                      Telephone No.:  011-33-14-074-6800
                      Telecopier No.:  011-33-14-563-6637

               and

               Edwards & Angell
               2700 Hospital Trust Tower
               Providence, Rhode Island  02903
               Attention:  Richard M.C. Glenn, III, Esq.
                           Telephone No.:  (401) 274-9200
                           Telecopier No.:  (401) 276-6611

      (b) If to any Seller or the Sellers' Representative, to the Sellers' Representative at:

               Francis Berend
               43, boulevard d'Auteuil
               5 Villa Persane
               92100 Boulogne
               Telephone No.: 33.1.46.03.06.16


               with a copy to:

               Hughes, Hubbard & Reed
               47, Avenue Georges Mandel
               75116 Paris
               France
               Attention:  Mr. Claude Suleyman
                           Telephone No.:  011-33-01-44-05-8000
                           Telecopier No.:  011-33-01-45-53-1504

Any party may change its address for receiving notice by written notice given to the other names above in the manner provided above.

     10.3  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     10.4 Parties in Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns. Except for the assignment of all or any part of the Purchase Documents by Buyer to an Affiliate of Buyer (including, without limitation, Bacou USA), this Agreement shall not be assignable by any party without the prior written consent of the other party. An assignment will be considered as having occurred as of the date Bacou USA directly or indirectly controls the US Subsidiaries and notice thereof shall have been given by a process server to Sellers' Representative in compliance with Article 1690 of the French Civil Code. For this purpose, control shall be defined in the same manner, as set forth in the definition of "Subsidiary" in this Agreement. Upon any such assignment to Bacou USA or an Affiliate thereof, such assignee shall be entitled to exercise all of Buyer's rights of indemnification under Article VIII hereof, with respect to matters arising with respect or relating to the US Subsidiaries. Any attempted assignment of this Agreement in breach of this provision shall be void and of no effect. Notwithstanding any such assignment by Buyer, Buyer shall remain liable for the performance of its obligations hereunder.

     10.5 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto and the other Purchase Documents, contains the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of the Purchase Documents are merged therein and are superseded and canceled by the Purchase Documents. This Agreement may not be modified except in writing, signed by both of the parties hereto.

     10.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of France, without giving effect to the principles of conflicts of laws thereof.

     10.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect any way the meaning or interpretation of this Agreement.

     10.8 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their affiliates, successors or assigns, any rights or remedies under or by reason of this agreement.

     10.9 Severability. In the event that any provision of this Agreement is declared by a court of competent jurisdiction or arbitration tribunal to be void or unenforceable, the parties hereto expressly agree that such void or unenforceable provision shall be deemed severed from this Agreement, and the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly possible the goals and purposes of the provision so held to be void or unenforceable.

     10.10 Survival of Representations Etc. (a) The representations and warranties of each Shareholder and Buyer contained herein shall survive the consummation of the transactions contemplated hereby and the Closing. All such representations and warranties shall survive until the expiration of the second-year anniversary of the Closing; provided, however, that the representations and warranties in Section 2.5 (Post-Closing Adjustment of Estimated Purchase Price), 3.2 (Authorized Capitalization; Outstanding Stock),
3.12 (Tax Matters), 3.15 (Employee Benefit Plans) (to the extent it relates to the payment of social security, national health or other similar Benefit
Arrangements required by applicable law), 5.8 (Taxes and Fees) and 7.3 (Intercompany Indebtedness) shall survive until 30 days following the expiration of the applicable statute of limitations (including any extensions thereof). The termination of the representations and warranties as provided herein shall not affect the rights of a party hereto in respect of any claim made by such party in a writing received by the other party hereto prior to the expiration of the applicable survival period provided herein.

     (b) All covenants and agreements respectively made by the Sellers and Buyer in the Purchase Documents will survive the consummation of the transactions contemplated hereby and the Closing, and will remain in full force and effect thereafter, until the expiration of the terms or periods respectively specified therein or (in the case of covenants and agreements that have no such specified term or period), indefinitely; provided, however, that any claim for nonfulfillment of or failure to perform a covenant or agreement may be asserted at any time after, and may be pursued beyond, the expiration of such covenant or agreement, until such claim is resolved by final, nonappealable judgment or arbitration decision or by settlement.

     10.11 Dispute Resolution. The parties shall make every effort to settle all disputes arising in connection with this Agreement amicably by negotiations held in good faith. Failing such amicable settlement, the dispute shall be submitted to arbitration as set forth below.

     Any party wishing to submit a dispute to arbitration (hereinafter the "Plaintiff") shall send to the other party (hereinafter the "Defendant") a notification by registered letter with return receipt requested, stating the subject of the dispute and announcing its decision to use either a sole arbitrator or a panel of three, and stating the name of the proposed sole arbitrator or appointing one member of the panel of three arbitrators.

     The Defendant shall reply by registered mail with return receipt requested, either stating its acceptance of the sole arbitrator proposed by the Plaintiff, if applicable, or requesting that the dispute be submitted to three arbitrators, and appointing the second member of the panel of three arbitrators.

     Absent a reply from the Defendant within fifteen (15) days of the date of the Plaintiff's notification, or in the event that the parties are unable to agree on the name of a sole arbitrator within fifteen (15) days of such notification, or in the event that the two appointed arbitrators are unable to agree on the appointment of a third arbitrator within fifteen (15) days of the second arbitrator's appointment, either of the parties may request the appointment of a sole arbitrator, or of a second or third arbitrator, as the case may be, by a summary order of the President of the Commercial Court of Paris.

     The arbitral proceedings will take place in Paris, and the tribunal's decision shall be rendered within six (6) months of its constitution. The language of the arbitration proceedings shall be English.

     The arbitrators shall be released from the requirement to adhere to the rules governing form and deadlines provided by the New French Code of Civil Procedure, but shall allow contradictory presentation of statements and observations by the parties.

     The arbitration decision shall not be subject to any appeal or opposition.

     The party which fails to comply with the decision shall pay all costs and fees arising or resulting from enforcement of the decision.

     The arbitrators shall award reimbursement of attorney's fees and other costs, at arbitration, to the prevailing party in such manner as the arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for attorney's fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award.

     Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof.

     10.12 Hereof, Herein, etc. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term "or" has the inclusive meaning represented by the term "and/or" and the term "including" is not limiting. All references as to "Sections", "Subsections", "Articles", "Schedules" and "Exhibits" shall be to Section, Subsections, Articles, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided.

     10.13 Computation of Time Periods. In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words "commencing on" mean "commencing on and including", the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     10.14 Accounting Terms. Except as otherwise specifically provided herein, all accounting terms shall be construed in accordance with IAS. Except as otherwise specifically provided herein, all financial statements required to be delivered hereunder shall be prepared, and all accounting determinations and calculations shall be made, in accordance with IAS.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by or on behalf of each of the parties hereto as of the date first above written.

                                 BUYER:

                                 BACOU S.A.



                                 By:/s/Philippe Bacou
                                 ----------------------------------------------
                                 Name:   Philippe Bacou
                                 Title:     Chairman

                                 SHAREHOLDERS:


                                 /s/Francis Berend
                                 ----------------------------------------------
                                    Francis Berend


                                 /s/Pierre Alain Berend
                                 ----------------------------------------------
                                    Pierre Alain Berend


                                 /s/Philippe Berend
                                 ----------------------------------------------
                                    Philippe Berend


                                 /s/Pascal Berend
                                 -----------------------------------------------
                                    Pascal Berend


                                 OTHER SELLERS: